 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-249028
Prospectus Supplement
(To Prospectus dated September 24, 2020)
$100,000,000
5.000% Fixed-to-Floating Rate Subordinated Notes due 2032
We are offering $100,000,000 aggregate principal amount of our 5.000% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”). The Notes will be offered in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on June 15, 2032. From and including the date of original issuance to, but excluding, June 15, 2027, or the date of earlier redemption, the Notes will bear interest at an initial rate of 5.000% per annum, payable semi-annually on June 15 and December 15 of each year, commencing on December 15, 2022. From and including June 15, 2027, to, but excluding, the maturity date or the date of earlier redemption, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR (each as defined and subject to the provisions described under “Description of the Subordinated Notes—Payment of Principal and Interest)) plus a spread of 252 basis points, provided that in no event shall the applicable floating interest rate be less than zero per annum, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2027.
We may, at our option, redeem the Notes in whole or in part beginning with the interest payment date of June 15, 2027, and on any interest payment date thereafter. The Notes will not otherwise be redeemable by us prior to maturity, except that we may redeem the Notes, in whole but not in part, if certain events occur, as described under “Description of the Subordinated Notes—Optional Redemption and Redemption Upon Special Event.” The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations.
The Notes will be general unsecured, subordinated obligations of First Busey Corporation and will rank pari passu, or equally, with any of our existing and all of our future unsecured subordinated debt the terms of which provide that such indebtedness ranks equally with the Notes, and will be junior to all of our existing and future senior indebtedness, including all of our general creditors. In addition, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, Busey Bank (the “Bank”). The Notes will be obligations of First Busey Corporation only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries. There will be no sinking fund for the Notes. For a more detailed description of the Notes, see “Description of the Subordinated Notes”.
The Notes will not be listed on any national securities exchange or included in any automated quotation system. Currently, there is no public market for the Notes.

	Per Note	Total
Public offering price(1)	100%	$100,000,000
Underwriting discounts and commissions(2)	1.50%	$1,500,000
Proceeds to us, before expenses	98.5%	$98,500,000

(1)
Plus accrued interest, if any, from the original issue date.

(2)
See “Underwriting” for details regarding compensation to be received by the underwriters in connection with this offering.

The underwriters expect to deliver the Notes in book-entry only form through the facilities of The Depository Trust Company against payment on or about June 2, 2022. See “Underwriting.”

Investing in the Notes involves risk. You should refer to “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 1 of the accompanying prospectus and beginning on page 30 of our Annual Report on Form 10-K for the year ended December 31, 2021.
The Notes are not savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”), or any other government agency. Neither the Securities and Exchange Commission (the “SEC”), any state securities commission, the FDIC, the Federal Reserve nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers
Piper Sandler	US Bancorp
The date of this prospectus supplement is May 25, 2022

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “First Busey” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean First Busey Corporation and its consolidated subsidiaries. References to “Busey Bank” or the “Bank” mean Busey Bank, which is our wholly-owned bank subsidiary.
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the Notes and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated September 24, 2020, which provides more general information about the securities that we and any selling stockholders may offer from time to time, some of which may not apply to this offering. The accompanying prospectus is part of a shelf registration statement on Form S-3 (File No. 333-249028) that we filed with the SEC. Under the shelf registration process, from time to time, we may offer and sell debt securities, including the Notes offered hereby, other debt securities, common stock, preferred stock, warrants, subscription rights, units, depository shares, or any combination thereof, in one or more offerings. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the additional information described under the heading “Where You Can Find More Information,” before investing in the Notes. Generally, when we refer to the “prospectus,” we are referring to both parts of this document combined.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference into this prospectus supplement or the accompanying prospectus, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus in connection with this offering prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.
Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriter, to subscribe for or purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-i

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Information that we file with the SEC can also be found on our website, ir.busey.com. The information contained on the website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.
The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this prospectus supplement and the accompanying prospectus is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement, the accompanying prospectus, any subsequently filed document deemed incorporated by reference herein or therein or any free writing prospectus relating to this offering prepared by or on behalf of us. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including information furnished pursuant to Items 2.02 and 7.01 of Form 8-K):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 14, 2022;

•
our Quarterly Report on Form 10-Q for the period ended March 31, 2022, filed with the SEC on May 5, 2022; and

•
our Current Reports on Forms 8-K filed with the SEC on January 11, 2022 and April 12, 2022.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus supplement and the accompanying prospectus. Requests should be directed to:
First Busey Corporation
Attention: Corporate Secretary
100 W. University Ave.
Champaign, Illinois 61820
Telephone number: (217) 365-4556

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following:
•
the strength of the local, state, national, and international economy (including effects of inflationary pressures and supply chain constraints);

•
the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the COVID-19 pandemic), or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine);

•
changes in state and federal laws, regulations and governmental policies concerning the Company’s general business;

•
changes in accounting policies and practices;

•
changes in interest rates and prepayment rates of the Company’s assets (including the impact of the London inter-bank offered rate for U.S. dollar obligations (“U.S. dollar LIBOR”) phase-out);

•
increased competition in the financial services sector and the inability to attract new customers;

•
changes in technology and the ability to develop and maintain secure and reliable electronic systems;

•
the loss of key executives or associates;

•
changes in consumer spending;

•
unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated;

•
unexpected outcomes of existing or new litigation involving the Company;

•
the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and

•
other factors and risks described under “Risk Factors” herein or in our annual report on Form 10-K for the year ended December 31, 2021, and as otherwise set forth in our SEC reports and filings.

Additionally, all statements in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus, including forward-looking statements, speak only as of the date they are made, and we undertake no obligation to update any statement in light of new information or any future event. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. In addition, there are other factors that may impact any public company, including ours, which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all of the information that is important to you in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and in the documents incorporated by reference herein and therein, before deciding whether to invest in the Notes. You should pay special attention to the information contained under the captions entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and subsequent filings with the SEC to determine whether an investment in the Notes is appropriate for you.
First Busey Corporation
First Busey Corporation, a Nevada corporation, is a $12.6 billion financial holding company which was originally organized as a bank holding company in 1980. First Busey has one wholly owned bank subsidiary, Busey Bank, an Illinois-chartered commercial bank headquartered in Champaign, Illinois, that was organized in 1868.
First Busey conducts the business of banking and related services through the Bank, which has 46 banking centers in Illinois, eight in Missouri, three in southwest Florida and one in Indianapolis, Indiana. The Bank offers a range of diversified financial products and services for consumers and businesses, including online and mobile banking capabilities to conveniently serve its customers’ needs. Commercial services include commercial, commercial real estate, real estate construction and agricultural loans as well as commercial depository services such as cash management. Retail banking services include residential real estate, home equity lines of credit and consumer loans, customary types of demand and savings deposits, money transfers, safe deposit services, and IRA and other fiduciary services through our banking center, ATM and technology-based networks.
Further, the Bank provides asset management, investment and fiduciary services to individuals, businesses and foundations. As of March 31, 2022, $12.3 billion in assets were under care. For individuals, the Bank provides investment management, trust and estate advisory services and financial planning. For businesses, it provides investment management, business succession planning and employee retirement plan services. For foundations, the Bank provides investment management, investment strategy consulting and fiduciary services. Brokerage-related services are offered by Busey Investment Services, a division of the Bank, through a third-party arrangement with Raymond James Financial Services. In addition, the Bank provides professional farm management and brokerage services to the agricultural industry.
The Bank’s principal sources of income are interest and fees on loans and investments, wealth management fees and service fees. Principal expenses are interest paid on deposits and general operating expenses. The Bank’s primary markets are central Illinois, northern Illinois (including the Chicago metropolitan area), the St. Louis, Missouri metropolitan area, southwest Florida, and central Indiana.
The Bank’s subsidiary, FirsTech, Inc. (“FirsTech”), which has offices across the Midwest, provides comprehensive and innovative payment technology solutions. Through FirsTech’s payment platform, which utilizes an API cloud-based platform, FirsTech’s technology provides for fully integrated payments capabilities. FirsTech’s multi-channel payment platform allows businesses to collect payment from their customers across a variety of payment modules, ranging from online payment methods to offline payment methods, including but not limited to: text-based mobile bill pay, electronic payment concentration delivered to Automated Clearing House networks, money management and credit card networks, walk-in payment processing for customers at retail pay agents, customer service payments made over a telephone, direct debit services, and lockbox remittance processing for customers to make payments by mail. FirsTech also provides additional tools to help clients with billing, reconciliation, bill reminders, and treasury services. FirsTech’s client base represents a diverse set of industries, but FirsTech generally caters to the utility, financial services (insurance companies, banks, and credit unions) and telecommunications industries. First Busey continues to make strategic investments in FirsTech which includes the creation of FirsTech’s new BaaS platform. This BaaS offering will provide white-labeled FirsTech architected payment technologies to financial institutions allowing them to offer payment solutions to their customer bases. FirsTech continues to roll out new products and services to the First Busey customer base and has subsequently commercialized this platform across a dozen banks. Initiated by onboarding two seasoned executives at the end of 2020, FirsTech is investing significantly across technology, human capital, and sales to expand its world class payments platform.
On October 15, 2019, the Company began operations of First Busey Risk Management, Inc. (“First Busey Risk Management”), a wholly owned subsidiary of First Busey. First Busey Risk Management, incorporated in Nevada, is a captive insurance company that insures against certain risks unique to the operations of the Company and its subsidiaries and for which insurance may not be currently available or economically feasible in today’s insurance marketplace. First Busey Risk Management pools resources with several other similar insurance company subsidiaries of financial institutions to spread a limited amount of risk among themselves. First Busey Risk Management is subject to regulations of the State of Nevada and will be subject to periodic examinations by the Nevada Division of Insurance.
First Busey also has various other subsidiaries that are not significant to the consolidated entity.
As of March 31, 2022, the Company had total assets of $12.6 billion, total gross loans, including loans held for sale, of $7.3 billion, total deposits of $10.6 billion and total stockholders’ equity of $1.2 billion.
Our principal executive office is located at 100 W. University Ave., Champaign, Illinois 61820 and our telephone number is (217) 365-4500. Our common stock is traded on The Nasdaq Global Select Market under the symbol “BUSE.”

THE OFFERING
The following summary contains selected information about the Notes and is not complete. It does not contain all the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, before making a decision about whether to invest in the Notes. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Subordinated Notes.”
Issuer:
First Busey Corporation
Securities Offered:
5.000% Fixed-to-Floating Rate Subordinated Notes due 2032
Aggregate Principal Amount:
$100,000,000
Issue Price:
100%
Maturity Date:
The Notes will mature on June 15, 2032.
Interest:
Fixed Rate Period:   From and including the date of issuance to, but excluding, June 15, 2027, or the date of earlier redemption (the “Fixed Rate Period”), the Notes will bear interest at an initial rate of 5.000% per annum.
Floating Rate Period:   From and including June 15, 2027 to, but excluding, the maturity date, or the date of earlier redemption (the “Floating Rate Period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 252 basis points, provided that in no event will the applicable floating interest rate be less than zero per annum for any Floating Rate Interest Period (as defined under “Description of the Subordinated Notes—Payment of Principal and Interest”).
For each interest period during the Floating Rate Period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Subordinated Notes—Payment of Principal and Interest”).
If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Subordinated Notes—Payment of Principal and Interest”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Subordinated Notes—Effect of Benchmark Transition Event,” which are referred to herein as the benchmark transition provisions, will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the Floating Rate Period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of the Subordinated Notes—Effect of Benchmark Transition Event”) plus 252 basis points.
Interest Payment Dates:
Fixed Rate Period:   During the Fixed Rate Period, interest on the Notes will accrue from and including June 2, 2022 and will be payable semi-annually in arrears on June 15 and December 15 of each year commencing on December 15, 2022. The last Interest Payment Date (as defined under “Description of the Subordinated Notes—Payment of Principal and Interest”) for the fixed rate period will be June 15, 2027.
Floating Rate Period:   During the Floating Rate Period, interest on the Notes will accrue from and including June 15, 2027 and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year commencing on September 15, 2027.
Listing:
Currently, there is no public trading market for the Notes, and we do not intend to list the Notes on any national securities exchange or automated quotation system.
Record Dates:
The 15th calendar day immediately preceding the applicable Interest Payment Date.
Day Count Convention:
Fixed rate period:   360-day year consisting of twelve 30-day months.
Floating rate period:   360-day year and the actual number of days elapsed.
Indenture:
The Notes offered by this prospectus supplement will be issued by us under an Indenture between the Company, as issuer, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), dated May 25, 2017 (the “Base Indenture”), as amended and supplemented by a fourth supplemental indenture between the Company and the Trustee, to be dated as of the issue date (the “Supplemental Indenture”). We refer to the Base Indenture, as amended and supplemented by the Supplemental Indenture, as the “Subordinated Indenture.”
No Guarantee:
The Notes will not be guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”

Ranking; Subordination:
The Notes will be our general unsecured, subordinated obligations and:
•
will rank junior in right of payment and upon our liquidation to any of our existing and all future senior indebtedness (as defined under “Description of the Subordinated Notes—Ranking”), including the $40.0 million aggregate principal amount of our 3.75% Senior Notes due May 25, 2022 (which will be paid off at maturity prior to the closing date of this offering) and the $51.0 million aggregate amount of indebtedness outstanding through our credit facility with U.S. Bank National Association;

•
will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes, including the $60.0 million aggregate principal amount of our Fixed-to-Floating Rate Subordinated Notes due May 25, 2027 and the $125.0 million aggregate principal amount of our Fixed-to-Floating Rate Subordinated Notes due June 1, 2030;

•
will rank senior in right of payment and upon our liquidation to any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to indebtedness such as the Notes, including the $71.7 million aggregate principal amount of our junior subordinated debentures; and

•
will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation depositors of the Bank, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

The Notes are not savings accounts, deposits or other obligations of the Bank or any of our non-bank subsidiaries and they are not insured by the FDIC or any other agency or fund of the United States.
As of March 31, 2022, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $11.0 billion, excluding intercompany liabilities, to which the Notes will be structurally subordinated.
The Subordinated Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Optional Redemption; Redemption upon Special Events:
We may, at our option, beginning on June 15, 2027 and on each Interest Payment Date thereafter, redeem the Notes, in whole or in part. In addition, we may, at our option at any time, redeem the Notes prior to maturity, in whole, but not in part, if: (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended. See “Description of the Subordinated Notes—Optional Redemption and Redemption Upon Special Event.”
The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. We will provide 30 to 60 days’ notice of redemption to the registered holders of the Notes. Any early redemption of the Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations.
Sinking Fund:
There is no sinking fund for the Notes.
Further Issuances:
We may, from time to time, without notice to or consent of the holders of the Notes, issue additional debt securities of the same series as the Notes, ranking equally with the Notes and with identical terms to the Notes (except for issue date, the offering price, the interest commencement date and the first interest payment date) in order that such additional debt securities may be consolidated and form a single series with the Notes.
Use of Proceeds:
We estimate that the net proceeds of this offering will be approximately $98.062 million, after deducting the underwriting discounts and our estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds.”
Form and Denomination:
The Notes will be issued only in book-entry form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes will be evidenced by global notes deposited with the trustee for the Notes, as custodian for The Depository Trust Company (“DTC”). Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of DTC. See “Description of the Subordinated Notes—General” and “Description of the Subordinated Notes—Clearance and Settlement” in this prospectus supplement.

U.S. Federal Income Tax Considerations:
You should carefully review the section entitled “U.S. Federal Income Tax Considerations” in this prospectus supplement and discuss with your tax advisor the particular tax consequences to you of an investment in the Notes.
ERISA Considerations:
For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, please read the section entitled “ERISA Considerations” in this prospectus supplement.
Governing Law:
The Notes and the Subordinated Indenture will be governed by the laws of the State of New York.
Trustee:
U.S. Bank Trust Company, National Association will act as trustee under the Subordinated Indenture. U.S. Bank Trust Company, National Association is an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters in this offering.
Risk Factors:
An investment in the Notes involves risks. You should carefully consider the information contained under “Risk Factors” in this prospectus supplement and the accompanying prospectus and Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.
Calculation Agent:
We will appoint, in our sole discretion, a calculation agent prior to June 15, 2027. In addition, we or an affiliate of ours may assume the duties of the calculation agent. We will act as the initial calculation agent.

RISK FACTORS
An investment in the Notes involves a number of risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the Notes is suitable for you, you should carefully consider the risks and uncertainties described below relating to the offering as well as the risk factors and other information concerning our business included in the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus is qualified in its entirety by these risk factors. Actual results could differ materially from those anticipated in any forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.
You should not rely on indicative or historical data concerning SOFR.
The interest rate during the Floating Rate Period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of the Secured Overnight Financing Rate (“SOFR”), when we refer to SOFR-linked Notes, we mean the Notes at any time when the interest rate on the Notes is or will be determined based on SOFR, including Three-Month Term SOFR.
SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.
FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
FRBNY started publishing SOFR in April 2018. FRBNY also publishes historical indicative SOFRs dating back to 2014. Such pre-publication estimates inherently involve assumptions, estimates and approximations. Hypothetical or historical performance data and trends are not indicative of, and have no bearing on, the potential performance of SOFR. You should not rely on this historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked Notes may fluctuate more than floating rate securities that are linked to less volatile rates. The future performance of SOFR is impossible to predict, and therefore no future performance of SOFR should be inferred from any hypothetical or historical data or trends.
SOFR may be modified or discontinued by its administrator.
SOFR is a relatively new rate, and the FRBNY (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR (which may include withdrawing, suspending or discontinuing the calculation or dissemination of SOFR). The FRBNY may make any or all of these changes in its sole discretion and without notice, and it has no obligation to consider the interests of holders of the Notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR. Because SOFR is published by the FRBNY based on data received from other sources, the Company has no control over its determination, calculation or publication.
There can be no guarantee that SOFR will not be modified or discontinued in a manner that is materially adverse to you. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction or elimination of the amount of interest payable on the Notes and a reduction in their trading prices.
Changes in SOFR could adversely affect the amount of interest that accrues on the SOFR-linked Notes and the trading prices for the SOFR-linked Notes.
Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR-linked Notes. If the manner in which SOFR is calculated is changed, that change may result in a change in the amount of interest that accrues on the SOFR-linked Notes, which may adversely affect the trading prices of the SOFR-linked Notes. In addition, the interest rate on the SOFR-linked Notes for any day will not be adjusted for any modification or amendment to SOFR for that day that FRBNY may publish if the interest rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the SOFR-linked Notes during the Floating Rate Period for any interest period declines to zero or becomes negative, interest will only accrue on the SOFR-linked Notes at a rate equal to the spread of 252 basis points per annum with respect to that interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the SOFR-linked Notes.
SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.
In June 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate for U.S. dollar LIBOR. However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR.
Any failure of SOFR to gain market acceptance could adversely affect the trading prices of the SOFR-linked Notes.
SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the return on, value of and market for the SOFR-linked Notes.
Any market for the SOFR-linked Notes may be illiquid or unpredictable.
Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market for the SOFR-linked Notes may never develop or may not be very liquid. Market terms for securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the SOFR-linked Notes may be lower than those of later-issued securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in securities that are similar or comparable to the SOFR-linked Notes, the trading price of the SOFR-linked Notes may be lower than those of securities that are linked to rates that are more widely used. You may not be able to sell the SOFR-linked Notes at all or may not be able to sell the SOFR-linked Notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on SOFR in the bond and equity markets may differ materially compared with the application and adoption of SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the SOFR-linked Notes.
The interest rate for the Notes during the Floating Rate Period may be determined based on a rate other than Three-Month Term SOFR.
Under the terms of the Notes, the interest rate on the Notes for each interest period during the Floating Rate Period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that is based on SOFR. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of and market for the Notes. If, at the commencement of the Floating Rate Period for the Notes, the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto (“Relevant Governmental Body”) has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the Notes during the Floating Rate Period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).
Under the terms of the Notes, the calculation agent is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides may be appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the Notes in a manner substantially consistent with market practice, which are defined in the terms of the Notes as “Three-Month Term SOFR Conventions.” The calculation agent’s determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the Notes during the Floating Rate Period, which could adversely affect the return on, value of and market for the Notes.
Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.
Under the benchmark transition provisions of the Notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to

Three-Month Term SOFR, then the interest rate on the Notes during the Floating Rate Period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first available Benchmark Replacement, is the compounded average of the daily Secured Overnight Financing Rates calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, and the related ISDA Definitions, may change over time. Uncertainty surrounding the establishment of market conventions related to the calculation of the ISDA Fallback Rate and other alternative rates, and whether any of the alternative rates is a suitable replacement or successor for SOFR, may adversely affect the value of and return on the Notes.
Further, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the notes, (ii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be able to be predicted based on historical performance, (iii) the secondary trading market for debt securities linked to the Benchmark Replacement may be limited and (iv) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and would not have any obligation to consider the interests of holders of notes in doing so.
The terms “Benchmark Replacement Adjustment,” “Compounded SOFR,” and “ISDA Fallback Rate” have the meanings set forth below under “Description of the Subordinated Notes—Effect of Benchmark Transition Event.”
The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the Notes and the trading prices for the Notes.
Under the benchmark transition provisions of the Notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the Notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during the Floating Rate Period, which could adversely affect the return on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.
Uncertainty relating to the regulation of benchmarks may adversely affect the value of the Notes.
SOFR and other interest rates or other types of rates and indices which are deemed to be “benchmarks” are the subject of ongoing national and international regulatory discussions and proposals for reform. Some of these reforms are already effective, while others are still to be implemented. Following the implementation of any such reforms, the manner of administration of benchmarks, including SOFR, may change, with the result that they may perform differently than in the past, or the benchmark could be eliminated entirely, or there could be other consequences that cannot be predicted. Any of the foregoing may have an adverse effect on the value of the Notes.
The amount of interest payable on the Notes will vary after, June 15, 2027.
During the Fixed Rate Period, the Notes will bear interest at an initial rate of 5.000% per annum. Thereafter, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus 252 basis points, subject to the provisions under “Description of the Subordinated Notes—Payment of Principal and Interest.” The per annum interest rate that is determined at the reference time for each interest period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.
Floating rate notes bear additional risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.
We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the Notes.
The calculation agent will determine the interest rate during the Floating Rate Period. We will act as the initial calculation agent for the Notes. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we may have economic interests that are adverse to the interests of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes. Any determination by us, as the calculation agent, will be final and binding absent manifest error.
Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.
Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required under applicable laws or regulations, including capital regulations, the Notes will be redeemable by us at our option: (i) in whole or in part on any Interest Payment Date on or after June 15, 2027, and (ii) in whole, but not in part, following certain events as described under “Description of the Subordinated Notes—Optional Redemption and Redemption Upon Special Event,” in each case at a redemption price equal to 100% of the principal amount of the Notes, plus unpaid interest, if any, accrued thereon to but excluding the date of redemption.
If the interest payable on the Notes on or after June 15, 2027 is higher than the yield payable in respect of a comparable issuer and security, it is more likely that we would exercise our right to redeem the Notes prior to their stated maturity. In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, such redemption date. If any redemption occurs, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the Maturity Date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Subordinated Notes—Optional Redemption and Redemption Upon Special Event.”
Our obligations under the Notes will be unsecured and subordinated to any existing and future senior indebtedness.
The Notes will be general unsecured, subordinated obligations of First Busey Corporation. Accordingly, they will be junior in right of payment to any of our existing and future senior indebtedness, including the $40.0 million aggregate principal amount of our 3.75% Senior Notes due May 25, 2022 (which will be paid off at maturity prior to the closing date of this offering) and the $51.0 million aggregate amount of indebtedness outstanding through our credit facility with U.S. Bank National Association. Our senior indebtedness includes all indebtedness, except indebtedness that is expressly subordinated to or ranked equally with the Notes, subject to certain exceptions. The Notes will rank equally with all of our other existing and future subordinated indebtedness, including the $60.0 million aggregate principal amount of our Fixed-to-Floating Rate Subordinated Notes due May 25, 2027 and the $125.0 million aggregate principal amount of our Fixed-to-Floating Rate Subordinated Notes due June 1, 2030, and any indebtedness issued in the future under the Subordinated Indenture. In addition, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to any existing and future liabilities and obligations, including deposits, of our current and future subsidiaries, including the Bank. As of March 31, 2022, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $11.0 billion, excluding intercompany liabilities, to which the Notes will be structurally subordinated. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks ahead of the Notes will be entitled to be paid in full from our assets before any payment may be made with respect to the Notes. Holders of the Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the Notes.
In addition, the Notes will not be secured by any of our assets. The Subordinated Indenture does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.
As a result of the subordination provisions described above and in the following paragraph, holders of the Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.
The Notes will not be obligations of, or insured or guaranteed by, the FDIC, any other governmental agency or any of our subsidiaries and will be structurally subordinated to all existing and future indebtedness and liabilities of our subsidiaries.
The Notes will be obligations of the Company only and will not be obligations of, or guaranteed or insured by, the FDIC, any other governmental agency or any of our subsidiaries, including the Bank. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities and obligations of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to the debt held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.
We may incur a substantial level of debt that could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the Notes.
Neither we, nor any of our subsidiaries, are subject to any limitations under the terms of the Subordinated Indenture from issuing, accepting or incurring any amount of additional debt, deposits or other liabilities, including senior indebtedness or other obligations ranking senior to or equally with the Notes. We expect that we and our subsidiaries will incur additional debt and other liabilities from time to time, and our level of debt and the risks related thereto could increase.
A substantial level of debt could have important consequences to holders of the Notes, including the following:
•
making it more difficult for us to satisfy our obligations with respect to our debt, including the Notes;

•
requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for other purposes;

•
increasing our vulnerability to adverse economic and industry conditions, which could place us at a disadvantage relative to our competitors that have less debt;

•
limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

•
limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions and other corporate purposes.

In addition, a breach of any of the restrictions or covenants in our existing debt agreements could cause a cross-default under other debt agreements. A significant portion of our debt then may become immediately due and payable. We are not certain whether, if this were to occur, we would have, or be able to obtain, sufficient funds to make these accelerated payments. If any of our debt is accelerated, our assets may not be sufficient to repay such debt in full.
The Subordinated Indenture has limited covenants and does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock, which means your investment may not be protected.
In addition to the absence of any restrictions on us or our subsidiaries on incurring any additional debt or other liabilities, we are not restricted under the Subordinated Indenture from granting or incurring a lien on or security interests over our assets, selling or otherwise disposing of any of our assets, or from paying dividends or issuing or repurchasing our securities, including the payment of our regular quarterly cash dividend on our common stock and any share repurchases we make pursuant to our previously announced share repurchase program. Also, there are no covenants in the Subordinated Indenture requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations. You are not protected under the Subordinated Indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect our ability to make payments on the Notes when due.
Our access to funds from the Bank may become limited, thereby restricting our ability to make payments on the Notes.
We are a bank holding company, and we conduct substantially all of our operations through our subsidiaries, including the Bank. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the Notes or to provide us with funds to pay our obligations on the Notes, whether by dividends, distributions, loans or other payments. We depend on dividends, distributions and other payments from the Bank to meet our obligations, including to fund payments on the Notes and our other indebtedness, and to provide funds for the payment of dividends to our shareholders, to the extent declared by our board of directors. There are various legal limitations on the extent to which the Bank and our other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise). The Bank may not pay us dividends if, after making such distribution, the Bank would not meet the minimum capital requirements under applicable regulations. Payment of dividends by the Bank may also be restricted at any time at the discretion of its regulators if they deem the payment to constitute an unsafe and unsound banking practice. See “Item 1. Business—Supervision, Regulation and Other Factors—Supervision and Regulation of Busey Bank—Dividend Payments” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for more information.
In addition, under the Basel III Rule, institutions that seek the freedom to pay dividends must maintain 2.5% in Common Equity Tier 1 Capital attributable to the capital conservation buffer. Banking institutions which do not maintain capital in excess of the capital conservation buffer will face constraints on dividends, equity repurchases and executive compensation based on the amount of the shortfall. Accordingly, if the Bank fails to maintain the applicable minimum capital ratios and the capital conservation buffer, distributions to the Company may be prohibited or limited, and we may not have funds to make principal and/or interest payments on the Notes.
In addition, the Bank may experience business risks that adversely affect its ability to pay dividends or distributions to us. For example, existing customer deposits at the Bank represent a significant proportion of the Bank’s funding. Significant withdrawals of deposits by key depositors could lead to liquidity gaps for which the Bank would have to compensate by other means. In addition, the Bank may be unable to replace such deposits at similar or favorable rates, or at all, which may have a material adverse effect on the

Bank’s business, results of operations, liquidity, financial condition and prospects, and could affect the Bank’s ability to pay dividends or distributions to us.
For the reasons described above, the Company may not have access to any assets or cash flow of its subsidiaries to make payments on the Notes.
We may not be able to generate sufficient cash to service all of our debt, including the Notes.
Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on the future performance of our operating subsidiaries, primarily the Bank. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from the Bank and required capital levels with respect to the Bank and certain of our nonbank subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.
Regulatory guidelines may restrict our ability to pay the principal of and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.
As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including the guarantee of its capital plans if it becomes undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.
If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.
Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.
Holders of the Notes have no right of acceleration of maturity in the case of default in the payment of principal of, or interest on, the Notes, or in the performance of our other obligations under, the Subordinated Indenture, or under any other financial instruments or agreements. Acceleration of maturity of the Notes will occur only upon our or the Bank’s bankruptcy, insolvency, reorganization or similar proceedings or if there is a dissolution, liquidation or winding-up of our or the Bank’s business. See “Description of the Subordinated Notes—Events of Default.”
Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Notes.
The Notes are a new issue of securities for which there is no established trading market, and we do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on a quotation system. The underwriters have advised us that they intend to make a market in the Notes, as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the Notes and may discontinue their market-making activities at any time without notice. In addition, the liquidity of the trading market for the Notes, if any, will depend upon, among other things, the number of holders of the Notes, our performance and prospects, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. As a result, we cannot provide you with any assurance regarding whether a trading market for the Notes will develop or the ability of holders of the Notes to sell their Notes.
The market value of the Notes may be less than the principal amount of the Notes.
If a market develops for the Notes, the prices at which holders may be able to sell their Notes may be affected, potentially adversely, by a number of factors. These factors include: the method of calculating the principal, interest or other amounts payable, if any, on the Notes; the time remaining to maturity of the Notes; the ranking of the Notes; the aggregate amount outstanding of the Notes; any redemption or repayment features of the Notes; any changes in the ratings on the Notes provided by any rating agency; the prevailing interest rates being paid by other companies similar to us; the level, direction, and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally; the extent of any market-making activities with respect to the Notes; and the operating performance of the Bank. Often, the only way to liquidate your investment in the Notes prior to maturity will be to sell the Notes. At that time, there may be a very illiquid market for the Notes or no market at all.
Our credit ratings may not reflect all risks of an investment in the Notes, and changes in our credit ratings may adversely affect your investment in the Notes.
The credit ratings of First Busey and our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current and historical information furnished to the rating agencies by us and information obtained by the rating agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time, or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.
The credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes. In addition, any real or anticipated changes in our credit ratings will generally affect the trading market for, or the trading value of, the Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed in an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances. No report of the rating agencies is incorporated by reference herein.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting the underwriting discounts and estimated offering expenses, will be approximately $98.062 million. We intend to use the net proceeds from this offering for general corporate purposes, which may include, without limitation, providing capital to support our growth organically or through strategic acquisitions, repaying indebtedness, financing investments, capital expenditures, repurchasing shares of our common stock and for investments in the Bank as regulatory capital.
Our management will have broad discretion in the use of the net proceeds from the sale of the Notes. The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement. Pending the use of the net proceeds as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Bank.

CAPITALIZATION
The following table sets forth our capitalization on a consolidated basis, as of March 31, 2022:
•
on an actual basis, and

•
on an adjusted basis to give effect to the issuance and sale of the Notes for total net proceeds of approximately $98.062 million after deducting the underwriting discounts and estimated offering expenses.

This information should be read together with the financial and other data in or incorporated by reference in this prospectus supplement as well as the consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of March 31, 2022
	Actual	As Adjusted
	(dollars in thousands, except per share data)
Cash and due from banks	$119,891	$217,953
Long Term Debt:
3.75% Senior Notes due May 25, 2022, net of unamortized issuance costs(1)	39,978	39,978
Fixed-to-Floating Rate Subordinated Notes due May 25, 2027, net of unamortized issuance costs	59,476	59,476
Fixed-to-Floating Rate Subordinated Notes due June 1, 2030, net of unamortized issuance costs	123,434	123,434
5.000% Fixed-to-Floating Rate Subordinated Notes due 2032, offered hereby	—	98,062(2)
Junior subordinated debt owed to unconsolidated trusts	71,678	71,678
Borrowings:
Short Term debt	$17,683	$17,683
Long Term debt	42,881	42,881
Stockholders’ equity:
Common stock	$58	$58
Additional paid-in capital	1,318,701	1,318,701
Retained earnings	107,890	107,890
Accumulated other comprehensive (loss) income	(137,605)	(137,605)
Common stock held in treasury at cost	(71,019)	(71,019)
Total stockholders’ equity	$1,218,025	$1,218,025

(1)
Will be paid off at maturity prior to the closing of this offering.

(2)
Represents the aggregate principal amount of the Notes, reduced by the underwriting discount ($1,500,000) and estimated offering expenses ($438,000).

DESCRIPTION OF THE SUBORDINATED NOTES
The following summary of the 5.000% Fixed-to-Floating Rate Subordinated Notes due 2032 does not purport to be complete and is qualified in its entirety by the Subordinated Indenture and the Notes, including the definitions therein of certain terms. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the Subordinated Indenture. The following description of the particular terms of the Subordinated Indenture and the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of subordinated debt in the accompanying prospectus, to which description we refer you. For purposes of this “Description of the Subordinated Notes,” references to the “Company,” “we” and “us” include only First Busey Corporation and not its consolidated subsidiaries.
General
The Notes offered hereby will be issued under the Subordinated Indenture. The Notes are a part of a series of securities newly established under the Subordinated Indenture and will be initially issued in the aggregate principal amount of $100.0 million. The Notes will mature on June 15, 2032, unless redeemed prior to such date in accordance with the provisions set forth under “—Optional Redemption and Redemption Upon Special Event.” The Notes will be unsecured and will rank equally with any of our future unsecured subordinated indebtedness. The Notes will be subordinated in right of payment to all existing and future senior indebtedness of the Company. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries (including, in the case of the Bank, deposits).
The maturity of the Notes may not be accelerated in the absence of an Acceleration Event of Default (as defined below). There is no right to accelerate the maturity of the Notes in the case of any other event of default, which occurs if we fail to pay interest on any Note for 30 days after the payment is due, fail to pay the principal on any Note when due, or fail to perform or breach any other covenant or warranty under any Note or in the Subordinated Indenture for 60 days after we receive written notice of such failure or breach. See “—Events of Default.”
The Notes are not convertible into, or exchangeable for, any equity securities, other securities or other assets of the Company or any subsidiary. We will pay principal of, and interest on, the Notes in U.S. dollars.
No sinking fund will exist for the Notes, and no sinking fund payments will be made with respect to the Notes. No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any incorporator, director, officer, employee or shareholder, as such, past, present or future, of ours or of any successor entity.
Except as described below under “—Clearance and Settlement,” the Notes will be issued in book-entry-only form and will be represented by global notes registered in the name of Cede & Co., as the nominee of DTC. The Notes will be issued only in fully registered, book-entry form without coupons, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes equal in rank to and having the same terms and conditions in all respects as the Notes offered by this prospectus supplement (except for issue date, the offering price, the interest commencement date and the first Interest Payment Date), provided that such additional notes either shall be fungible with the original Notes for U.S. federal income tax purposes or shall be issued under a different CUSIP number. These additional notes will be consolidated and form a single series with the Notes.
The Notes are not savings accounts or deposits in the Company or the Bank and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. The Notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, the Bank or any of our other subsidiaries or affiliates.
Payment of Principal and Interest
Payment of the full principal amount of the Notes will be due on June 15, 2032, unless redeemed prior to such date.

From and including the date of issuance to, but excluding, June 15, 2027, or the date of earlier redemption (the “Fixed Rate Period”), the Notes will bear interest at an initial rate of 5.000% per annum. From and including June 15, 2027 to, but excluding, the maturity date, or the date of earlier redemption (the “Floating Rate Period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 252 basis points, provided that in no event will the applicable floating interest rate be less than zero per annum for any Floating Rate Interest Period. A “Floating Rate Interest Period” means the period from, and including, each Floating Period Interest Payment Date (as defined below) to, but excluding, the next succeeding Floating Period Interest Payment Date, except for the initial Floating Rate Interest Period, which will be the period from, and including, June 15, 2027 to, but excluding, the next succeeding Floating Period Interest Payment Date.
During the Fixed Rate Period, interest on the Notes will accrue from and including June 2, 2022 and will be payable semi-annually in arrears on June 15 and December 15 of each year (each a “Fixed Period Interest Payment Date”), commencing on December 15, 2022, and interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. During the Floating Rate Period, interest on the Notes will accrue from and including June 15, 2027 and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each a “Floating Period Interest Payment Date” and, together with any Fixed Period Interest Payment Date, an “Interest Payment Date”), commencing on September 15, 2027, and interest will be computed on the basis of the actual number of days in a Floating Rate Interest Period and a 360-day year.
For the purpose of calculating the interest on the Notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. See “—Calculation Agent.” All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. We will act as the initial calculation agent.
The following definitions apply to the following discussion of Three-Month Term SOFR:
“Benchmark” means, initially, Three-Month Term SOFR; provided that if the calculation agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
“Reference Time” with respect to any determination of the Benchmark means: (i) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.
“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or a successor administrator), on the FRBNY’s Website.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).
The terms “Benchmark Replacement,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Transition Event” and “Corresponding Tenor” have the meanings set forth below under the heading “—Effect of Benchmark Transition Event.”
Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the Floating Rate Period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement plus 252 basis points.
Absent manifest error, the calculation agent’s determination of the interest rate for an interest period for the Notes will be binding and conclusive on you, the trustee and us. The calculation agent’s determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent’s principal offices, will be made available to any holder of the Notes upon request and will be provided to the trustee.
If any Fixed Period Interest Payment Date for the Notes or the date for the payment of principal for the Notes falls on a day that is not a business day (as defined below), the Company will postpone the interest or principal payment to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest, principal or other payments with respect to such postponements.
If any Floating Period Interest Payment Date or the maturity date for the Notes falls on a day that is not a business day, the Company will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding business day (and, with respect to the maturity date, no additional interest will accrue on the amount payable for the period from and after the maturity date) unless, with respect to a Floating Period Interest Payment Date, such day falls in the next calendar month, in which case the Floating Period Interest Payment Date will instead be the immediately preceding day that is a business day, and interest will accrue to the Floating Period Interest Payment Date, as so adjusted.
The interest payable on the Notes on any Fixed Period Interest Payment Date, subject to certain exceptions, will be paid to the person in whose name the Notes are registered at the close of business on June 15 or December 15 (whether or not a business day) immediately preceding the Fixed Period Interest Payment Date. The interest payable on the Notes on any Floating Period Interest Payment Date, subject to certain exceptions, will be paid to the person in whose name the Notes are registered at the close of business on March 15, June 15, September 15 or December 15 (whether or not a business day) immediately preceding the applicable Floating Period Interest Payment Date. However, interest that the Company pays on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent in New York, New York or, at the Company’s option in the event the Notes are not represented by global notes, by check mailed to the address of the person specified for payment in the preceding sentences.
If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period will be modified in accordance with the benchmark transition provisions.
The term “business day” with respect to the Notes means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.
Ranking
The Notes will be our general unsecured, subordinated obligations and will be:
•
junior in right of payment to any of our existing and future senior indebtedness, including the $40.0 million aggregate principal amount of our 3.75% Senior Notes due May 25, 2022 (which will be paid off at maturity prior to the closing date of this offering) and the $51.0 million aggregate amount of indebtedness outstanding through our credit facility with U.S. Bank National Association;

•
equal in right of payment with any of our existing and future subordinated indebtedness the terms of which provide that such indebtedness ranks equally with the Notes, including the $60.0 million aggregate principal amount of our Fixed-to-Floating Rate Subordinated Notes due May 25, 2027 and the $125.0 million aggregate principal amount of our Fixed-to-Floating Rate Subordinated Notes due June 1, 2030;

•
senior in right of payment and upon our liquidation to any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to indebtedness such as the Notes, including the $71.7 million aggregate principal amount of our junior subordinated debentures;

•
effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•
structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation depositors of the Bank, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of March 31, 2022, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $11.0 billion, excluding intercompany liabilities, to which the Notes will be structurally subordinated. The Subordinated Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.
“Senior indebtedness” means the principal of, and premium, if any, and interest on (i) all “indebtedness for money borrowed” of the Company whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except for indebtedness that expressly states that it is subordinate in right of payment to indebtedness for borrowed money of the Company and (ii) any deferrals, renewals or extensions of any such indebtedness for money borrowed. “Senior indebtedness” excludes, among other things, trade creditor indebtedness arising in the ordinary course of business and any indebtedness between or among the Company and its affiliates.

The term “indebtedness for money borrowed” means:
•
any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments;

•
any off-balance sheet guarantee obligation;

•
any obligation under a direct credit substitute, including any letters of credit, bankers’ acceptance, security purchases facility or similar agreement;

•
any capitalized lease obligation;

•
any deferred obligation for payment of the purchase price of any property or assets;

•
all obligations of the type referred to above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and

•
all obligations of the type referred to above of other persons secured by any lien on any property or asset of the Company, whether or not such obligation is assumed by the Company.

The Notes will also be subordinated in right of payment to all “other company obligations,” which is defined to include obligations of the Company associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which the Company incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of the Company.
Upon the liquidation, dissolution, winding up, or reorganization of the Company or the Bank, we must pay to the holders of all senior indebtedness of the Company the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the Notes. If, after we have made those payments on the senior indebtedness of the Company (i) there are amounts available for payment on the Notes (such amounts being defined in the Subordinated Indenture as “excess proceeds”) and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then the Company shall first use such excess proceeds to pay in full all “other company obligations” before the Company makes any payment on the Notes.
Because of the subordination provisions and the obligation to pay excess proceeds described above, in the event of insolvency of the Company or the Bank, holders of the Notes may recover less ratably than holders of senior indebtedness of the Company, creditors with respect to “other company obligations” and other creditors of the Company.
In some circumstances relating to the Company’s or the Bank’s liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness may be entitled to receive payment in full before the holders of the Notes will be entitled to receive any payment on the Notes. In addition, we may make no payment on the Notes prior to payment in full of all senior indebtedness in the event that: (i) any security of any series is declared due and payable prior to its expressed maturity because of an event of default under the Subordinated Indenture, or (ii) there is a default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness if either: (a) written notice of such default is given to us and to the trustee, provided that judicial proceedings are commenced in respect of such default within 180 days in the case of a default in payment of principal or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve month period, or (b) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, in the event of a liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceeding, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness.
In addition, the Notes may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding by the Company, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.

Optional Redemption and Redemption Upon Special Event
The Notes will be redeemable by the Company in whole or in part on any Interest Payment Date on or after June 15, 2027. The Notes may not otherwise be redeemed prior to maturity, except that the Company may also, at its option, redeem the Notes before the maturity date in whole, but not in part, within 90 days following the occurrence of:
•
a “Tax Event,” defined in the Subordinated Indenture to mean the receipt by the Company of an opinion of independent tax counsel to the effect that as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of the issuance of the Notes, there is more than an insubstantial risk that the interest payable on the Notes is not, or within 90 days of receipt of such opinion, will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes;

•
a “Regulatory Capital Treatment Event,” defined in the Subordinated Indenture to mean the good faith determination by the Company that, as a result of: (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Notes, or (ii) any final official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is made, adopted, approved or effective after the initial issuance of the Notes, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as Tier 2 Capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Note is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision; or

•
an “Investment Company Event,” defined in the Subordinated Indenture to mean the Company becoming required or there is more than an insubstantial risk that the Company will be required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Any early redemption of the Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. The redemption price for any redemption will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. We will provide 30 to 60 days’ notice of the redemption to the registered holders of the Notes. If, in the case of an optional redemption, we elect to redeem fewer than all the Notes, the Notes will be selected on a pro rata basis or by such other method of selection, if any, that the trustee deems fair and appropriate (and in accordance with the procedures of the depositary by the common depositary in the case of Notes issued in global form).
Events of Default
Event of default means, with respect to the Notes, any of the following:
•
default in the payment of any interest upon the Notes when it becomes due and payable, and continuance of that default for a period of 30 days;

•
default in the payment of principal on such Notes when due and payable;

•
default in the performance or breach of any other covenant or warranty by us in the Subordinated Indenture (other than a covenant or warranty that has been included in the Subordinated Indenture solely for the benefit of a series of debt securities other than the Notes of such series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% of the principal amount of the then-outstanding Notes of such series; and
•
certain events of bankruptcy, insolvency or reorganization of the Company or the Bank (an “Acceleration Event of Default”).

The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or acceleration under the Subordinated Indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time. An event of default occurring under the Notes will not necessarily constitute an event of default with respect to any of our indebtedness, and an event of default with respect to any such other indebtedness will not necessarily constitute an event of default under the Notes.
With respect to the Notes, there is only a right of acceleration in the case of an Acceleration Event of Default. Accordingly, payment of principal of the Notes may be accelerated only in the case of the liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceeding of the Company or the Bank or any other Acceleration Event of Default specified in the Subordinated Indenture under which such Notes are issued. If an Acceleration Event of Default occurs and is continuing with respect to the Notes, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Notes of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding Notes. At any time after a declaration of acceleration with respect to the Notes of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the then outstanding Notes of such series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal and interest, if any, with respect to the Notes, have been cured or waived.
The trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request of any holder of outstanding Notes, unless the trustee receives security or indemnity satisfactory to it in connection therewith. Subject to certain rights of the trustee, the holders of a majority in principal amount of the then-outstanding Notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes.
No holder of any Notes of such series will have any right to institute any proceeding, judicial or otherwise, with respect to the Subordinated Indenture or for the appointment of a receiver or trustee, or for any remedy under the Subordinated Indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing event of default with respect to the Notes; and

•
the holders of at least 25% of the principal amount of the then-outstanding Notes have made written request, and offered security or indemnity satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the then-outstanding Notes a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any Notes will have an absolute and unconditional right to receive payment of the principal and any interest on such Notes on or after the due dates expressed in such Notes and to institute suit for the enforcement of such payment.
Notes Intended to Qualify as Tier 2 Capital
The Notes are intended to qualify as Tier 2 Capital under the capital rules established by the Federal Reserve for financial holding companies that became effective January 1, 2014. The rules set forth specific criteria for instruments to qualify as Tier 2 Capital. Among other things, the Notes must:
•
be unsecured;

•
have a minimum original maturity of at least five years;

•
be subordinated to depositors and general creditors;

•
not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution; and

•
not contain provisions permitting the institution to redeem or repurchase the Notes prior to the maturity date without prior approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations.

Amendments and Waivers
The Company and the trustee may modify and amend the Subordinated Indenture with the consent of the holders of at least a majority in principal amount of the then-outstanding Notes. The Company may not make any modification or amendment without the consent of the holder of each Note then outstanding if that amendment will:
•
change the stated maturity date of any payment of principal or interest on the Notes;

•
reduce the principal amount of, or interest on, the Notes;

•
impair a holder’s right to sue the Company for the enforcement of payments due on the Notes; or

•
reduce the percentage of outstanding Notes required to consent to a modification or amendment of the Subordinated Indenture or required to consent to a waiver of compliance with certain provisions of the Subordinated Indenture or certain defaults under the Subordinated Indenture.

Except for certain specified provisions, the holders of at least a majority in principal amount of the Notes may on behalf of the holders of all Notes waive the Company’s compliance with certain restrictive provisions of the Subordinated Indenture. The holders of a majority in principal amount of the then-outstanding Notes may on behalf of the holders of all the Notes waive any past default under the Subordinated Indenture with respect to the Notes and its consequences, except a default in the payment of the principal of or any interest on any Note.
The Company and the trustee may, without the consent of the holders of the Notes of such series, amend or supplement the Subordinated Indenture or such Notes under the Subordinated Indenture to:
•
evidence the succession of another entity to the Company or successive successions, and the assumption by such entity of the covenants, agreements and obligations of the Company under the Subordinated Indenture and the Notes;

•
add to the events of default such further events of default for the protection of the holders of the Notes; provided, that, in respect of any such additional events of default, such supplemental indenture may provide for a particular grace period after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the rights of the holders of the Notes upon such an event of default;

•
add to the covenants of the Company such further covenants for the protection of the holders of the Notes, or to surrender any right or power in the Subordinated Indenture conferred upon the Company with regard to the Notes;

•
cure any ambiguity or to correct or supplement any provision contained in the Subordinated Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Subordinated Indenture or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under the Subordinated Indenture or under any supplemental indenture as the Company’s board of directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the holders of the Notes;

•
establish the form, terms and conditions of the Notes as permitted by the Subordinated Indenture;

•
evidence and provide for the acceptance of appointment by a successor trustee under the Subordinated Indenture with respect to the Notes and to add to or change any of the provisions of the

Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Subordinated Indenture by more than one trustee;
•
delete, modify or add provisions of the Subordinated Indenture; provided that, except as otherwise contemplated by the Subordinated Indenture, such deletion, modification or addition does not apply to any outstanding security created prior to the date of such supplemental indenture;

•
add guarantors, or to secure, or, if applicable, provide additional security for, the Notes and to provide for matters relating thereto;

•
amend or supplement any provision contained in the Subordinated Indenture, which was required to be contained in the Subordinated Indenture in order for the Subordinated Indenture to be qualified under the Trust Indenture Act, if the Trust Indenture Act or regulations thereunder change what is so required to be included in qualified indentures, in any manner not inconsistent with what then may be required for such qualification; or

•
conform the text of any provision of the Subordinated Indenture or an indenture supplemental thereto or the Note to our description thereof contained in this prospectus supplement or the applicable prospectus or offering document.

Consolidation, Merger, Sale of Assets and Other Transactions
The Company may consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another entity, provided that in any such case:
•
the Company or the Bank is the surviving or continuing entity, or the resulting or acquiring entity, if other than the Company, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of the Company’s responsibilities and liabilities under the Subordinated Indenture, including the payment of all amounts due on the Notes and performance of the covenants in the applicable indenture;

•
immediately after the transaction, and giving effect to the transaction, no event of default under the Subordinated Indenture exists; and

•
the Company has delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the Subordinated Indenture and that all conditions precedent to the transaction contained in the Subordinated Indenture have been satisfied.

If the Company consolidates or merges with or into any other entity, or sells or leases all or substantially all of its assets in compliance with the terms and conditions of the Subordinated Indenture, the resulting or acquiring entity will be substituted for the Company in the Subordinated Indenture and the Notes with the same effect as if it had been an original party to the Subordinated Indenture and Notes. As a result, such successor entity may exercise our rights and powers under the Subordinated Indenture and the Notes, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the Subordinated Indenture and under the Notes.
Notwithstanding the foregoing, the Company may transfer all of its property and assets to another entity if, immediately after giving effect to the transfer, such entity is the Company’s wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which the Company and/or its other wholly owned subsidiaries own all of the outstanding capital stock.
Clearance and Settlement
DTC, in this capacity, will act as securities depositary for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee) or such other name as may be requested by an authorized representative of DTC. Fully registered global notes, representing the total aggregate principal amount of the Notes issued and sold, will be executed and deposited with DTC and will bear a legend disclosing the restrictions on exchanges and registration of transfer referred to below.
DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve Board System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
DTC is owned by a number of its direct participants. Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct or indirect participants in DTC, who will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the Notes, as such payments will be forwarded by the paying agent for the Notes to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the Notes entitled to the benefits of the Subordinated Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the Notes, as DTC’s records reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the Company or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificated Notes to be exchanged for beneficial interests in the global notes will be authenticated and delivered to or at the direction of DTC.
All payments of principal of, and interest on, the Notes represented by the global notes and all transfers and deliveries of such global notes will be made to DTC or its nominee, as the case may be, as the registered holder of the global notes. DTC’s practice is to credit its direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company or its agent, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners of the Notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the Company, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal of, or interest on, the Notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of the Company or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the Notes will be the responsibility of direct and indirect participants.
Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee or through organizations that are participants or indirect participants in such system. The depositaries, in turn, will hold interests in the Notes in customers’ securities accounts in the depositaries’ name on the books of DTC. Ownership of beneficial interests in the global notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global notes may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.
Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the Notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the Notes.
DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Subordinated Indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but neither we nor the underwriter assumes any responsibility for the accuracy or completeness thereof.
Defeasance
The Base Indenture contains provisions that permit the Company to elect defeasance and/or covenant defeasance under the terms set forth in the accompanying prospectus. See “Description of Debt Securities—Satisfaction and Discharge; Defeasance—Defeasance and Covenant Defeasance” in the accompanying prospectus.
Effect of Benchmark Transition Event
Benchmark Replacement.   If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates.
Benchmark Replacement Conforming Changes.   In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms.   As used herein:
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if: (i) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(i)   Compounded SOFR,
(ii)   the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;
(iii)   the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and
(iv)   the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (i), (ii), (iii) or (iv) above would be less than zero, the Benchmark Replacement will be deemed to be zero.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(i)   the spread adjustment to the then-existing spread, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(ii)   if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and
(iii)   the spread adjustment to the then-existing spread (which may be a positive or negative value or zero) that has been selected by the calculation agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(i)   in the case of clause (i) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(ii)   in the case of clause (ii) or (iii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
(iii)   in the case of clause (iv) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(i)   if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;
(ii)   a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(iii)   a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(iv)   a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:
(i)   the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:
(ii)   if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (i) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.
“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
The terms “FRBNY’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “—Payment of Principal and Interest.”
Determinations and Decisions
The calculation agent is expressly authorized to make certain determinations, decisions and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period and under the benchmark transition provisions. Any determination, decision or election that may be made by the calculation agent under the terms of the Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
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will be conclusive and binding on the holders of the Notes and the trustee absent manifest error;

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if made by us as calculation agent, will be made in our sole discretion;

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if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and

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notwithstanding anything to the contrary in the Subordinated Indenture, shall become effective without consent from the holders of the Notes, the trustee or any other party.

Calculation Agent
We will appoint a calculation agent for the Notes prior to the commencement of the Floating Rate Period and will keep a record of such appointment at our principal offices, which will be available to any holder of the Notes upon request. In addition, we or an affiliate of ours may assume the duties of the calculation agent. We will act as the initial calculation agent.
The Trustee
U.S. Bank Trust Company, National Association will act as trustee under the Subordinated Indenture. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. U.S. Bank Trust Company, National Association is an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters in this offering.
The trustee is permitted to engage in certain other transactions. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the

Subordinated Indenture, or upon the occurrence of a default under another indenture under which U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under one or both of the Subordinated Indenture. In that event, we would be required to appoint a successor trustee.
Governing Law
The Subordinated Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The tax considerations generally applicable to the acquisition, ownership and disposition of the Notes as of the date hereof. This summary is for general information only, does not provide a complete analysis of all potential tax considerations, and is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, as well as existing interpretations relating thereto, all as of the date hereof, and changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). As a result, the tax considerations when acquiring, owning or disposing of the Notes could differ from those described below. We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions nor that the IRS will not assert, or a court would not sustain, a challenge to one or more of the tax consequences described below.
Except where otherwise noted, this discussion addresses only the U.S. federal income tax consequences to beneficial owners of the Notes that are purchased at their original issue offering at the initial offering price for cash and who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes or any persons who hold the Notes other than as capital assets. In addition, this summary does not address the tax laws of any state, local or non-U.S. jurisdiction or other U.S. federal tax laws (such as alternative minimum, estate and gift taxes), other than U.S. federal income tax law, nor does it address any consequences that may result pursuant to Treasury Regulations promulgated under Section 385 of the Code with respect to any holder that is considered related to us for purposes of such Treasury Regulations. We intend, and by acquiring any Notes each beneficial owner of a Note will agree, to treat the Notes as indebtedness for U.S. federal income tax purposes and this discussion assumes such treatment.
This discussion does not address all aspects of U.S. federal income taxation that may be applicable to beneficial owners of the Notes in light of their particular circumstances, or to a class of beneficial owners subject to special treatment under U.S. federal income tax laws, such as:
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entities treated as partnerships or S corporations for U.S. federal income tax purposes or persons who hold the Notes through entities treated as partnerships or S corporations for U.S. federal income tax purposes,

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financial institutions and banks,

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insurance companies,

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qualified insurance plans,

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tax-exempt organizations,

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tax qualified retirement plans and individual retirement accounts,

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governmental entities,

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brokers, dealers or traders in securities or currencies,

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real estate investment trusts or grantor trusts,

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persons whose functional currency is not the U.S. dollar,

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persons liable for the alternative minimum tax provisions,

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persons who purchase or sell the Notes as part of a wash sale,

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persons who hold the Notes as part of a “hedge,” “straddle” or other risk reduction mechanism, “constructive sale,” or “conversion transaction,” as these terms are used in the Code,

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persons that own (or are deemed to own) 10% or more of the total combined voting power of all classes of our stock entitled to vote,

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certain U.S. expatriates,

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persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement (as defined in Section 451 of the Code),

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Non-U.S. Holders (as defined below) who are present in the United States for 183 days or more in a taxable year, and

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controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such entities.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, NON-U.S., AND ANY OTHER TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE NOTES.
U.S. Federal Income Tax Consequences to U.S. Holders
This section applies to you if you are a “U.S. Holder”. As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States,

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a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia,

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

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a trust: (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons (within the meaning of the Code) have authority to control all substantial decisions of the trust; or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of the Notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and upon the activities of the partner and the partnership. Partnerships and partners in partnerships considering an investment in the Notes should consult their tax advisors about the U.S. federal income tax considerations of acquiring, owning and disposing of the Notes.
Payments of Interest and Original Issue Discount on the Notes
It is expected and this discussion assumes that either the issue price of the Notes will equal the stated redemption price at maturity or, if the issue price is less than the stated redemption price at maturity, that the difference will be a de minimis amount (as set forth in the applicable Treasury Regulations). If, however the issue price of a Note is less than the stated redemption amount at maturity and the difference is more than a de minimis amount (as set forth in the applicable Treasury Regulations), then a U.S. Holder (regardless of its method of tax accounting) will be required to include the difference in income as original issue discount, which we refer to as “OID,” as it accrues in accordance with a constant yield method based on a compounding of interest, subject to special rules for variable rate debt instruments described below. Stated interest on the Notes will generally be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes, subject to special rules for variable rate debt instruments described below. See the discussion below under “Backup Withholding and Information Reporting” regarding certain information we may be required to provide the IRS with respect to payments to U.S. Holders and circumstances under which we may be required to withhold U.S. federal income tax on payments to U.S. Holders.
For U.S. federal income tax purposes, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, if such excess equals or exceeds a specified de minimis amount (generally 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years to maturity of such debt instrument). The issue price of an issue of debt instruments equals the first price at which a substantial amount of the debt instruments has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of qualified stated interest, which we refer to as “QSI”. The term QSI generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate.
The Notes are expected to be treated as “variable rate debt instruments” for U.S. federal income tax purposes. Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (i) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (ii) the debt instrument provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”, and (iii) except as described in (i), above, the debt instrument does not provide for any principal payments that are contingent (within the meaning of the Treasury Regulations). A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. As variable rate debt instruments for U.S. federal income tax purposes, payments treated as QSI on the Notes will generally be taxable to U.S. Holders as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
Under applicable Treasury Regulations, in order to determine the amount of QSI and OID in respect of a variable rate debt instrument, such as the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the Notes. The equivalent fixed rate debt instrument of a variable rate debt instrument, such as the Notes, that has an initial fixed rate followed by one or more qualified floating rates is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the Notes as of the Notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, will generally be the value of each floating rate as of the issue date of the Notes).
Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of OID and QSI, if any, are determined for the equivalent fixed rate debt instrument by applying the general OID rules to the equivalent fixed rate debt instrument and a U.S. Holder of the Notes will account for such OID and QSI as if the U.S. Holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Notes during the accrual period.
The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument, such as the Notes, that provide an issuer with the option to call the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise a call option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with OID. Under the terms of the Notes, if the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is greater than the fixed rate substitute of the floating rate (as determined in the manner described above), the Notes will be presumed not to be called and OID with respect to the Notes will be calculated as described above. If however, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the Notes would be minimized if the Notes were called immediately before the change in the interest rate on June 15, 2027 and therefore the Notes would be treated as maturing on such date for OID purposes. This assumption is made solely for purposes of determining whether the Notes are issued with OID for U.S. federal income tax purposes, and is not an indication of our intention to call or not to call the Notes at any time. If, contrary to this presumption, the Notes are not called prior to the change in the interest rate on June 15, 2027, then, solely for OID purposes, the Notes will be deemed to be reissued at their adjusted issue price on June 15, 2027. This deemed reissuance should not give rise to taxable gain or loss to U.S. Holders.

Based upon current market conditions and the manner in which the interest rates on the Notes are determined, the Company expects that the equivalent fixed rate debt instrument (as determined in the manner described above) would provide for a single fixed interest rate throughout the term of the Notes. Accordingly, solely for purposes of determining QSI and OID, as of the issue date of the Notes, the Company expects that the Notes will be presumed to remain outstanding until maturity, all interest on the Notes will be treated as QSI and the Notes will not be treated as having been issued with any OID.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition
Upon the sale, exchange, redemption, retirement or other taxable disposition (including early redemption) of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the (i) amount of cash and the fair market value of any property received (excluding any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent the U.S. Holder has not previously included the accrued interest in income) and (ii) such U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in the Note generally will equal the cost of the Note to the U.S. Holder less any principal payments received by such U.S. Holder. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder has held the Note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders (including certain individuals) are generally subject to preferential tax rates. The deductibility of capital losses may be subject to limitations. U.S. Holders are urged to consult their tax advisor regarding such limitations.
Backup Withholding and Information Reporting
Information returns generally will be filed with the IRS in connection with interest payments on the Notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes unless the U.S. Holder is an exempt recipient and, if requested, certifies as to that status. Backup withholding (currently at a rate of 24%) may be imposed on these payments unless the U.S. Holder provides the applicable withholding agent with a correct taxpayer identification number (“TIN”), certified under penalties of perjury, that the TIN is correct as well as certain other information, including that the holder has not been notified by the IRS that it is subject to backup withholding due to a prior underreporting of interest or dividends or otherwise establishes an exemption from backup withholding. Backup withholding will also apply if the payor is notified by the IRS that the U.S. Holder is subject to backup withholding because of its failure to report payment of interest and dividends properly. Backup withholding is not an additional tax and the amount of any backup withholding from a payment to a U.S. Holder generally will be allowable as a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders are urged to consult their tax advisor regarding qualification for an exemption from backup withholding and the procedures for establishing such exemption, if applicable.
Net Investment Income Tax
Certain U.S. Holders who are individuals, estates and certain trusts are subject to a 3.8% tax on the lesser of: (i) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year; and (ii) the excess of the U.S. Holder’s modified adjusted gross income for the relevant taxable year over a certain threshold (which, in the case of individuals, is between $125,000 and $250,000, depending on the individual’s circumstances). U.S. Holder’s net investment income will generally include gross income from interest on the Notes and net gain attributable to the disposition of certain property, such as the Notes, less certain deductions, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the effect, if any, of the net investment income tax on their purchase, ownership and disposition of Notes.
U.S. Federal Income Tax Consequences to Non-U.S. Holders
You are a “Non-U.S. Holder” for purposes of this discussion if you are a beneficial owner of a Note that is an individual, corporation, estate or trust for U.S. federal income tax purposes and, in each case, is not a U.S. Holder.

Withholding
Subject to the discussion under the heading “Information Reporting and Backup Withholding” and “The Foreign Account Tax Compliance Act,” payments of interest on the Notes to any Non-U.S. Holder will generally be exempt from U.S. federal income and withholding tax under the “portfolio interest exemption” provided that:
(i)   such interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);
(ii)   the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning the Code and applicable Treasury Regulations;
(iii)   the Non-U.S. Holder is not a controlled foreign corporation (as defined in Section 957(a) of the Code) that, for U.S. federal income tax purposes is related to the Company (within the meaning of Section 864(d)(4) of the Code);
(iv)   the Non-U.S. Holder is not a bank that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and
(v)   the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below.
The statement requirement referred to in the preceding paragraph will generally be fulfilled if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute or successor form or such other form as the IRS may prescribe) to the applicable withholding agent certifying, under penalties of perjury, that it is not a “United States person” (as defined in the Code) and provides its name and address. If the Non-U.S. Holder holds the Notes through a financial institution or other agent acting on its behalf, such holder may be required to provide the appropriate certifications to its agent. The holder’s agent may then be required to provide the appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign estates and trusts, and in certain circumstances, certifications as to foreign status of trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.
A Non-U.S. Holder that cannot satisfy the “portfolio interest exemption” requirements described in the preceding paragraphs generally will be subject to U.S. federal withholding tax at a rate of 30% with respect to payments of interest on the Notes, unless (i) the Non-U.S. Holder provides a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) and other required documentation evidencing its entitlement to an exemption from (or a reduction of) withholding under an applicable income tax treaty, or (ii) the Non-U.S. Holder provides a properly completed IRS Form W-8ECI stating that the payments of interest on the Notes are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, payments of interest are also attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States, as applicable) and the Non-U.S. Holder meets the certification requirement discussed in the following section.
The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If a Non-U.S. Holder does not timely provide the applicable withholding agent with the required certification but does qualify for an exemption or reduced rate under an applicable income tax treaty, such Non-U.S. Holder may obtain a refund of any excess amounts withheld if such Non-U.S. Holder timely provides the required information or appropriate claim form to the IRS.
Non-U.S. Holders should consult their tax advisors about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

Income or Gain Effectively Connected with a U.S. Trade or Business
If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the Notes or gain from the sale, exchange, or other disposition of the Notes is effectively connected with the conduct of such trade or business (and, if a treaty applies, such income or gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States, as applicable), the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest or gain in the same manner as if it were a U.S. Holder. In lieu of the certification described above under the heading “Withholding,” such Non-U.S. Holder will be required to provide the applicable withholding agent a properly executed IRS Form W-8ECI (or appropriate substitute or successor form) in order to claim an exemption from withholding tax. In addition, if a Non-U.S. Holder is a non-U.S. corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its earnings and profits for the taxable year, subject to certain adjustments, that are effectively connected with the conduct by it of a trade or business in the United States. For this purpose, effectively connected interest on the Notes will be included in earnings and profits.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition
Subject to the discussion under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act” below, except with respect to accrued and unpaid interest (which is subject to the rules discussed above under “U.S. Federal Income Tax Consequences to Non-U.S. Holders—Withholding”), a Non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on gain realized on the sale, exchange or other disposition of the Notes, unless (i) that Holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met or (ii) the gain is effectively connected with the conduct of a United States trade or business of the Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained in the United States by the Holder). If the exception under (i) applies, the Non-U.S. Holder will be subject to tax equal to 30% on the gain realized except as provided under an applicable treaty. If the exception under (ii) applies, the Non-U.S. Holder will be subject to U.S. federal income tax in the same manner as a U.S. Holder unless an applicable treaty provides otherwise, and if such holder is a corporation, it may be subject to an additional 30% branch profits tax (or such lower rate provided by an applicable treaty).
Information Reporting and Backup Withholding
Any payments of interest on the Notes to a Non-U.S. Holder will generally be reported to the IRS and to the Non-U.S. Holder. The information reporting requirements may apply regardless of whether backup withholding is reduced or eliminated by an applicable income tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder is a resident. Backup withholding (currently at a rate of 24%) generally will not apply to “reportable payments” if a Non-U.S. Holder satisfies the statement requirement described under “—Withholding” above, or the holder otherwise establishes an exemption, provided that no applicable withholding agent has actual knowledge or reason to know that the holder is a U.S. person. The proceeds of a disposition (including a retirement or redemption) effected outside the United States by a Non-U.S. Holder of the Notes to or through a foreign office of a broker generally will not be subject to backup withholding or related information reporting. If that broker is, however, for U.S. federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business within the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, such information reporting requirements will apply (but backup withholding generally will not apply) unless that broker has documentary evidence in its files of such holder’s status as a Non-U.S. Holder.
Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will generally be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund of any amounts withheld under the backup withholding rules that exceed such Non-U.S. Holder’s income tax liability, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act (“FATCA”)
Sections 1471 through 1474 of the Code and applicable Treasury Regulations thereunder (commonly referred to as “FATCA”) impose a 30% withholding tax on interest paid with respect to the Notes and the gross proceeds of the sale or other disposition of the Notes. However, proposed Treasury Regulations generally eliminate witholding under FATCA on gross proceeds from the sale, exchange or other disposition of debt instruments. Taxpayers generally may rely upon these proposed regulations until the issuance of final regulations. Potential holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in the Notes.
In the case of payments made to a “foreign financial institution” (e.g., a foreign bank or broker, or certain foreign investment entities), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States, which we refer to as an “FFI Agreement,” or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, which we refer to as an “IGA,” to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a Note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. No additional amounts will be payable on account of any withholding obligation that is imposed with respect to payments on the Notes as a result of the failure of any holder or beneficial owner of a Note, or any intermediary through which it directly or indirectly owns such Note, to comply with the requirements of FATCA.
Non-U.S. Holders, and U.S. Holders holding the Notes through a non-U.S. intermediary, should consult with their own tax advisors regarding the possible application of FATCA to the Notes.
THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES TO YOU OF AN INVESTMENT IN THE NOTES. YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF AN INVESTMENT IN THE NOTES IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

ERISA CONSIDERATIONS
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans that are subject to Part 4 of Subtitle B of Tile I of ERISA (“ERISA Plans”) and Section 4975 of the Code also imposes certain requirements on ERISA Plans, as well as on individual retirement accounts (“IRAs”), Keogh plans or other plans and arrangements subject to Section 4975 of the Code. Entities (including certain insurance company general accounts) with underlying assets deemed “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”)) by reason of any such plan’s or arrangement’s investment therein are also subject to these requirements under Part 4 of Subtitle B of Tile I of ERISA and Section 4975 of the Code. We refer to all of the foregoing in this paragraph collectively as “Plans.”
Government plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA, collectively “Non-ERISA Arrangements”) are not subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code, but may be subject to laws that are substantially similar (each, a “Similar Law”).
The following discussion summarizes certain aspects of ERISA, the Code and Similar Laws that may affect the decision by a Plan or Non-ERISA Arrangement to purchase, hold or dispose of the Notes, is general in nature and is not intended to be a complete discussion of applicable laws and regulations pertaining to the purchase, holding or disposition of the Notes by a Plan or Non-ERISA Arrangement. The following discussion is based on applicable law and regulations in effect as of the date of this prospectus supplement; we do not undertake any obligation to update this summary as a result of changes in applicable law or regulations. Fiduciaries of Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing, holding or disposing of the Notes. References herein to any purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.
Fiduciary Considerations
Before purchasing, holding or disposing of the Notes, the fiduciary of an ERISA Plan should consider whether the purchase, holding or disposition will satisfy the applicable requirements set forth in Part 4 of Subtitle B or Title I of ERISA, including whether, to the extent applicable, the purchase, holding or disposition of the Notes:
•
will satisfy the prudence and diversification standards of ERISA;

•
will be made solely in the interests of the participants and beneficiaries of the Plan;

•
is permissible under the terms of the Plan and its investment policies and other governing instruments; and

•
is for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and for defraying the reasonable expenses of administering the Plan.

The fiduciary of a Plan should consider all relevant facts and circumstances, including, as applicable, the limitations imposed on transferability, whether the Notes will provide sufficient liquidity in light of the foreseeable needs of the Plan, that the Notes are unsecured and subordinated, and the tax consequences of any transaction involving the Notes. The fiduciary of a Non-ERISA Arrangement should consider whether the purchase, holding or disposition of the Notes satisfies its obligations imposed under Similar Laws and whether the purchase, holding or disposition of the Notes is consistent with the terms of the governing instruments of the Non-ERISA Arrangement. Neither we, the underwriter or any of our or its affiliates will provide advice in a fiduciary capacity to any Plan with respect to the purchase, holding or disposition of the Notes.
Prohibited Transactions
Section 406 of ERISA and Section 4975 of the Code may prohibit certain transactions involving the assets of a Plan and those persons who have specified relationships with the Plan, called “parties in interest”

under ERISA and “disqualified persons” under Section 4975 of the Code (collectively, “parties in interest”). Parties in interest who engage in a nonexempt prohibited transaction may be subject to excise taxes, and parties in interest and fiduciaries may be subject to other liabilities. In addition, a nonexempt prohibited transaction may be subject to rescission. Similar Law may include prohibitions applicable to Non-ERISA Arrangements that are similar to the prohibited transaction rules contained in ERISA and the Code. A fiduciary considering an investment in the Notes should consider whether the investment, including the holding or disposition of the Notes, may constitute or give rise to such a prohibited transaction for which an exemption is not available.
We, the underwriter and our or the underwriter’s respective current and future affiliates may be parties in interest with respect to many Plans, and the purchase, holding or disposition of the Notes by, on behalf of, or with the assets of, any such Plan could give rise to a prohibited transaction under ERISA or the Code.
A prospective purchaser that is, or is acting on behalf of, or with the assets of, a Plan should consider the applicability of certain exemptive relief available under administrative exemptions issued by the U.S. Department of Labor, which include the following prohibited transaction class exemptions, or PTCEs: (i) the in-house asset manager exemption (PTCE 96-23); (ii) the insurance company general account exemption (PTCE 95-60); (iii) the bank collective investment fund exemption (PTCE 91-38); (iv) the insurance company pooled separate account exemption (PTCE 90-1); and (v) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide limited exemptive relief for the purchase and sale of the Notes, provided that neither we nor certain of our affiliates have or exercise any discretionary authority or control over, or render any investment advice with respect to, the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less than, adequate consideration (as defined in the exemption) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance, however, that any of these or any other administrative or statutory exemptions will be available with respect to any or all otherwise prohibited transactions involving any purchase, holding or disposition of the Notes with respect to a particular Plan. Purchasers should consult their own legal counsel to determine whether any purchase, holding or disposition of the Notes will constitute a prohibited transaction and, if so, whether exemptive relief is available.
Each purchaser or holder of a Note, including each fiduciary who causes an entity to purchase or hold a Note, shall be deemed to have represented and warranted on each day such purchaser or holder holds such Note that either:
•
it is neither a Plan nor a Non-ERISA Arrangement, and it is not purchasing or holding the Note on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement; or

•
its purchase, holding and subsequent disposition of the Note will not constitute or result in: (i) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law, or (ii) a breach of fiduciary or other duty or applicable law.

Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code or any Similar Law. Nothing contained herein shall be construed as legal or investment advice, or a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate or advisable for, Plans or Non-ERISA Arrangements, whether generally or as to any particular Plan or Non-ERISA Arrangement.

UNDERWRITING
Piper Sandler & Co. and U.S. Bancorp Investments, Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the aggregate principal amount of the Notes set forth opposite that underwriter’s name at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement:
Underwriters	Principal Amount of Notes
Piper Sandler & Co.	$62,500,000
U.S. Bancorp Investments, Inc.	37,500,000
The underwriting agreement provides that the obligations of the underwriters to purchase the Notes offered hereby is subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the Notes offered hereby if any of them are purchased.
We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
Discounts
The following table shows the per Note and total underwriting discounts we will pay the underwriters:
Per Note	1.50%
Total	$1,500,000
Notes sold by the underwriters to the public initially will be offered at the public offering price set forth on the cover of this prospectus supplement. If all the Notes are not sold at the public offering price, the underwriter may change such offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We estimate that our total expenses of the offering, excluding underwriting discounts, will be approximately $438,000, which includes an agreement to reimburse the underwriters for their legal fees and certain other expenses, up to a maximum of $75,000 in the aggregate, incurred in connection with this offering, unless otherwise agreed to by the parties. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.
No Sales of Similar Securities
We have agreed, for a period from the date of the underwriting agreement through and including the closing date of the offering, not to, without the prior consent of Piper Sandler & Co. and U.S. Bancorp Investments, Inc., directly or indirectly, issue, offer or sell, or enter into any agreement to sell, any debt securities (excluding deposit obligations) of the Company or its subsidiaries, other than the Notes.
No Public Trading Market
There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any securities exchange or to have the Notes quoted on a quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the Notes will develop, that you will be able to sell your Notes at a particular time, or that the price you receive when you sell will be favorable. If an active trading market for the Notes does not develop, the market price and liquidity of the

Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the credit ratings for the Notes, our operating performance and financial condition, general economic conditions and other factors.
Price Stabilization; Short Positions
In connection with this offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Notes. Stabilizing transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriter engages in stabilizing transactions, it may discontinue them at any time. A syndicate covering transaction is the bid for or the purchase of Notes on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
The information on the underwriters’ websites and any information contained in any other websites maintained by the underwriters is not part of this prospectus, has not been approved or endorsed by us or the underwriters and should not be relied upon by investors.
Other Relationships
The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters and their affiliates have received, or may in the future receive, customary fees and commissions for these transactions. In particular, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the Subordinated Indenture. Additionally, U.S. Bancorp Investments, Inc. is an affiliate of a lender under our $51.0 million credit facility with U.S. Bank National Association.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including, without limitation, serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Other Matters
We expect that delivery of the Notes will be made against payment therefor on or about June 2, 2022, which will be the fifth business day following the date hereof (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS
The validity of the Notes offered by this prospectus supplement will be passed upon for First Busey by its special counsel in the State of Nevada, Armstrong Teasdale LLP. Certain other legal matters and certain U.S. federal income tax consequences relating to this offering will be passed upon for First Busey by Vedder Price P.C., Chicago, Illinois. Certain legal matters in connection with this offering will be passed upon for the underwriters by Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois.
EXPERTS
The consolidated financial statements of the Company and its subsidiaries as of December 31, 2021 and 2020 and for each of the years in the three-year period ended December 31, 2021, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021, incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference and have been incorporated in this prospectus supplement and the accompanying prospectus in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS
FIRST BUSEY CORPORATION
Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units
Depositary Shares

We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.
Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “BUSE.” Our principal executive offices are located at 100 W. University Avenue, Champaign, Illinois 61820, and our telephone number is (217) 365-4500.

Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” on page 1 of this prospectus, as well as the risk factors included in any applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is September 24, 2020.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under the automatic shelf registration rules, using this prospectus, together with the applicable prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov as mentioned under the heading “Where You Can Find Additional Information.”
This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the applicable prospectus supplement is inconsistent with the information in this prospectus, then the information in such prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” in this prospectus before you invest.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
You should not assume that the information in this prospectus or any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of that document.
Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
In this prospectus, the terms “First Busey,” “Company,” “we,” “us” and “our” refer to First Busey Corporation and its consolidated subsidiaries, collectively, unless the context requires otherwise. References in this prospectus to “Busey Bank” and “Bank” mean Busey Bank, an Illinois state-chartered bank with its main office in Champaign, Illinois. Busey Bank is our wholly-owned banking subsidiary.
RISK FACTORS
An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You should also refer to other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not known to us or that we deem immaterial may also materially and adversely affect our business and operations. For more information, see the section entitled “Where You Can Find More Information” in this prospectus. You also should review carefully the cautionary statement section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”
FIRST BUSEY CORPORATION
We are a $10.8 billion financial holding company headquartered in Champaign, Illinois. We conduct a broad range of financial services through our banking and non-banking subsidiaries. Our wholly-owned bank subsidiary is Busey Bank, which has locations in Illinois, Missouri, Florida and Indiana. We conduct the business of banking, related services, asset management, brokerage and fiduciary services through Busey

Bank and retail payment processing through FirsTech, Inc., which we refer to as FirsTech. As of June 30, 2020, we had total assets of $10.8 billion, total deposits of $8.9 billion and total stockholders’ equity of $1.2 billion.
Busey Bank, which was organized in 1868, is an Illinois state-chartered bank with its main office in Champaign, Illinois, and had total assets of $10.8 billion as of June 30, 2020. As of June 30, 2020, Busey Bank has 61 banking centers in Illinois, five in southwest Florida, one in Indianapolis, Indiana and 13 in Missouri.
Busey Bank offers a range of diversified financial products and services for consumers and businesses, including online and mobile banking capabilities to conveniently serve our customers’ needs. Commercial services include commercial, commercial real estate, real estate construction and agricultural loans as well as commercial depository services such as cash management. Retail banking services include residential real estate, home equity lines of credit and consumer loans, customary types of demand and savings deposits, money transfers, safe deposit services, and IRA and other fiduciary services through our banking center, ATM and technology-based networks.
Further, Busey Bank provides asset management, investment and fiduciary services to individuals, businesses and foundations. As of June 30, 2020, $9.0 billion of assets were under care. For individuals, Busey Bank provides investment management, trust and estate advisory services and financial planning. For businesses, it provides investment management, business succession planning and employee retirement plan services. For foundations, Busey Bank provides investment management, investment strategy consulting and fiduciary services. Brokerage-related services are offered by Busey Investment Services, a division of Busey Bank, through a third-party arrangement with Raymond James Financial Services. In addition, Busey Bank provides professional farm management and brokerage services to the agricultural industry.
Busey Bank’s subsidiary, FirsTech, which has offices in Decatur, Illinois and Clayton, Missouri, offers pay processing solutions, including walk-in payment processing for payments delivered by customers to retail pay agents, online bill payment solutions for payments made by customers on a billing company’s website, customer service payments for payments accepted over the telephone, mobile bill pay, direct debit services, electronic concentration of payments delivered by the Automated Clearing House network, money management software and credit card networks, and lockbox remittance processing of payments delivered by mail. As of June 30, 2020, FirsTech had approximately 4,000 agent locations in 43 states.
First Busey Risk Management, Inc., which we refer to as First Busey Risk Management, is a wholly owned subsidiary of First Busey and a captive insurance company that insures against certain risks unique to the operations of the Company and its subsidiaries and for which insurance may not be currently available or economically feasible in today’s insurance marketplace. First Busey Risk Management pools resources with several other similar insurance company subsidiaries of financial institutions to spread a limited amount of risk among themselves.
Our principal executive offices are located at 100 W. University Ave., Champaign, Illinois 61820, and our telephone number is (217) 365-4500.
We maintain an Internet website at http://www.busey.com. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.
Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find Additional Information” and “Documents Incorporated by Reference” in this prospectus.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or deposit them in a bank.
We will pay the fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants.

DESCRIPTION OF CAPITAL STOCK
General
We have the authority to issue 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2020, we had 55,910,733 shares of common stock issued and 54,516,000 shares outstanding. As of the date of this prospectus, no shares of preferred stock are issued and outstanding.
The following description of the material terms of our capital stock is only a summary. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and amended and restated by-laws, each of which is incorporated herein by reference, as well as the Nevada General Corporation Law, and any other documents referenced in the summary and from which the summary is derived.
Common Stock
General.   Under our amended and restated articles of incorporation, as amended, we have the authority to issue 100,000,000 shares of our common stock, par value $0.001 per share, of which 55,910,733 shares were issued and 54,516,000 shares were outstanding as of June 30, 2020. As of June 30, 2020, there were 776,060 shares of our common stock underlying options, restricted stock units and deferred stock units that have been issued pursuant to our equity incentive plans. We have reserved an additional 1,854,367 shares of our common stock for future issuance under our equity incentive and employee stock purchase plans. Additionally, on July 2, 2017, at the effective time of our acquisition of First Community Financial Partners, Inc., which we refer to as First Community, outstanding warrants issued by First Community in connection with its subordinated debentures were converted into warrants to purchase First Busey common stock. These warrants will expire on March 12, 2023. At June 30, 2020, these warrants represented the right to purchase 2,762 shares of our common stock.
Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “BUSE.”
Each share of our common stock has the same relative rights and is identical in all respects to every other share of our common stock. Our shares of common stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any of our securities.
Voting Rights.   Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.
Liquidation Rights.   Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.
Dividends Payable on Shares of Common Stock.   In general, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine. The ability of our board of directors to declare and pay dividends on our common stock may be affected by both general corporate law considerations and policies of the Board of Governors of the Federal Reserve, which we refer to herein as the Federal Reserve, applicable to bank holding companies. As a Nevada corporation, we are subject to the limitations of Nevada law, which allows us to pay dividends unless, after such dividend, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amount that would be needed if we were to be dissolved at the time of the dividend payment to satisfy the preferential rights of stockholders whose preferential rights are superior to those receiving the dividend. As a bank holding company, our ability to declare and pay dividends is subject to the guidelines of the Federal Reserve regarding capital adequacy and dividends. The Federal Reserve guidelines generally require us to review the effects of the cash payment of dividends on our common stock and other Tier 1 capital instruments (i.e., perpetual preferred stock and trust preferred securities) in light of our earnings, capital adequacy and financial condition. As a general matter, the Federal Reserve indicates that the board of directors of a bank holding company should eliminate, defer or significantly reduce the dividends if: (i) the company’s net income available to stockholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the prospective rate of earnings retention is inconsistent with the company’s capital needs and overall current and prospective financial condition; or (iii) the company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios. The Federal Reserve also possesses enforcement powers over bank holding companies and their nonbank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.
Most of our revenues available for the payment of dividends derive from amounts paid to us by Busey Bank. There are various statutory limitations that limit the ability of Busey Bank to pay dividends to us. Busey Bank is a state-charted bank and is subject to the laws and regulations of the Illinois Department of Financial and Professional Regulation and to the regulations of the Federal Deposit Insurance Corporation. If a bank’s primary banking regulator determines that the bank is engaged or is about to engage in an unsafe or unsound banking practice, the regulator may require, after notice and hearing, that the bank cease and desist from such practice. Depending on the financial condition of the bank, an unsafe or unsound practice could include the payment of dividends. In particular, the federal banking agencies have indicated that paying dividends that deplete a bank’s capital base to an inadequate level would be an unsafe and unsound banking practice.
Under the Illinois Banking Act, Busey Bank generally may not pay dividends in excess of its net profits. Further, the payment of dividends by any financial institution is also affected by the requirement to maintain adequate capital pursuant to applicable capital adequacy guidelines and regulations, and a financial institution generally is prohibited from paying any dividends if, following payment thereof, the institution would be undercapitalized. Even notwithstanding the availability of funds for dividends, the Federal Deposit Insurance Corporation may prohibit the payment of any dividends by an insured bank, such as Busey Bank, if the Federal Deposit Insurance Corporation determines such payment would constitute an unsafe or unsound practice.
Under applicable regulatory requirements, an Illinois state-chartered bank such as Busey Bank may not pay dividends in excess of its net profits. Since the second quarter of 2018, Busey Bank has maintained a positive retained earnings position and has been permitted to pay dividends to the Company.
As of June 30, 2020, we had outstanding $71.4 million of junior subordinated debentures issued to unconsolidated statutory trusts in connection with the issuance by the trusts of preferred securities. The terms of the junior subordinated debentures and the related trust preferred securities provide that we may defer interest on such instruments for up to five years, but not beyond the stated maturity date. As of June 30, 2020, we were current on the interest payable pursuant to the junior subordinated debentures and the related trust preferred securities. However, if we elect in the future to defer interest on such instruments, our ability to pay dividends on our common stock also will be subject to the prior payment of all accrued but unpaid interest on the junior subordinated debentures and the related trust preferred securities.
Furthermore, we may be limited from paying dividends on our common stock pursuant to the terms of our credit agreement with U.S. Bank National Association. As of June 30, 2020, we were not limited from the payment of any quarterly dividends on our common stock consistent with past practices.
Anti-Takeover Provisions
General.   Our amended and restated articles of incorporation, as amended, and our amended and restated by-laws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.
Authorized Shares of Capital Stock.   Authorized but unissued shares of our common stock and preferred stock under our amended and restated articles of incorporation, as amended, could (within the limits imposed by applicable law and the rules of The NASDAQ Stock Market LLC) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some stockholders.
Limitations on Right to Call Special Meetings; Stockholder Proposal Notice Requirements.   Under our amended and restated by-laws, a special meeting of our stockholders may be called only by the Chairman of our board of directors, our Chief Executive Officer or our President only after receiving the written request to hold a meeting from: (i) a majority of our board of directors; or (ii) stockholders owning at least 50% of the entire capital stock issued and outstanding and entitled to vote. Additionally, our amended and restated by-laws require that stockholder proposals meet certain advanced notice and minimum informational requirements. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities.
State Anti-Takeover Laws.   Although under our amended and restated articles of incorporation, as amended, we have opted not to be governed by Nevada’s anti-takeover law known as the “Combination with Interested Stockholders Statute,” we may become subject to this provision in the future. In addition, the Nevada General Corporation Law contains a “Control Share Acquisition Statute,” which does not currently apply to us.
The Combination with Interested Stockholders Statute prevents “interested stockholders” and an applicable Nevada corporation from entering into a “combination” unless certain conditions are met. A combination means, among other things, any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (i) an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation; (ii) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation; or (iii) representing more than 10% of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a corporation, or an affiliate or associate of a corporation who at any time within two years immediately prior to the date in question was the beneficial owner of 10% or more of the voting shares of the corporation. A corporation may not engage in a “combination” within two years after the interested stockholder acquired its shares unless the combination or the purchase of shares made by the interested stockholder is approved by the board of directors before the interested stockholder acquired such shares or the combination is approved by the board of directors and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the corporation representing at least 60% of the outstanding voting power held by disinterested stockholders.
If such approval is not obtained, then after the expiration of the two-year period, the business combination may be consummated: (i) if the combination or the transaction in which the person became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (ii) if the combination is approved at an annual or special meeting of the stockholders of the corporation by a majority of the voting power held by disinterested stockholders; or (iii) if the consideration to be paid by the interested stockholder for disinterested shares of common or preferred stock, as applicable, is at least equal to the highest of: (A) the highest price per share of such stock paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which the person became an interested stockholder, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; (B) the market value per share of such stock on the date of the announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; or (C) the amount specified in the corporation’s articles of incorporation, including in any certificate of designation for the class or series of shares are entitled upon the consummation of a transaction of a type encompassing the combination.

The Control Share Acquisition Statute prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. The Control Share Acquisition Statute specifies three thresholds: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; and (iii) a majority or more, of the voting power of the corporation in the election of directors. Once an acquiror crosses one of the above thresholds, those shares acquired in such offer or acquisition and those shares acquired within the preceding ninety days become “Control Shares” and such Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Control Shares Acquisition Statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares. The board of directors is to notify the stockholders after such an event has occurred that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenters’ rights. The Control Share Acquisition Statute currently does not apply to us because we do not have 100 or more stockholders of record who are residents of the State of Nevada.
Preferred Stock
We may issue up to 1,000,000 shares of preferred stock, $0.001 par value per share, from time to time in one or more series. Our board of directors, without further approval of the stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.
The applicable prospectus supplement and any other offering materials relating to any series of preferred stock issued under the registration statement of which this prospectus is a part will specify the terms of the series, including:
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the maximum number of shares in the series and the designation of the series;

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the terms on which dividends, if any, will be paid;

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the terms on which the shares of the series may be redeemed, if at all;

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the liquidation preference, if any;

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the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

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the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of common or preferred stock;

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the voting rights, if any, of the shares of the series; and

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any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares of the series.

The description of preferred stock above and the description of the terms of a particular series of preferred stock contained in the applicable prospectus supplement and other offering materials, if any, are not complete. You should refer to the applicable certificate of designations with respect to a series of preferred stock for complete information concerning the terms of that series. A copy of the certificate of designations for each series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). As required by the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s) setting forth the specific terms and conditions of the debt securities being issued. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
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the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, and any subordination provisions particular to the series of debt securities, if different from those described below under “— Subordination of the Debt Securities”;

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any limit on the aggregate principal amount of the debt securities;

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if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

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the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

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the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

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any provisions relating to the issuance of the debt securities of the series at an original issue discount;

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the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

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whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

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if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

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whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;

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the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

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if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

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whether the debt securities may be issuable in tranches;

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the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

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any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

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any deletions from, modifications of or additions to (i) the events of default with respect to the debt securities or (ii) the rights of the trustee or the holders of the debt securities in connection with events of default;

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any deletions from, modifications of or additions to the covenants with respect to the debt securities;

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if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

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whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

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whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

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whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;

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whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

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the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

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the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;

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any restrictions, conditions or requirements for transfer of the debt securities; and

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any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in an applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.
Unless otherwise indicated in an applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.
An applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.
Covenants
An applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.
Consolidation, Merger and Transfer of Assets
Unless we indicate otherwise in an applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:
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we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

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immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.
Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver
Unless we indicate otherwise in an applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:
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a change in the stated maturity date of any payment of principal, premium, if any, or interest;

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a reduction in the principal amount of, premium, if any, or interest on, any debt securities;

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an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

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a change in the currency in which any payment on the debt securities is payable;

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an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

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a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:
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waive compliance by us with certain restrictive provisions of the indenture and their consequences; and

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waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal, premium, if any, or interest on, any series of debt securities.

Events of Default
Unless we indicate otherwise in an applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any security of such series as and when it becomes due and payable, and continuance of such default for a period of 30 days;

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default in the payment of the principal of the securities of such series as and when it becomes due and payable either at maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise;

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our failure to observe or perform any of our other covenants or agreements in the securities of such series, or in the Indenture and relating to such series, for a period of 60 days after the date on which written notice specifying such failure and requiring us to remedy the failure and stating that such notice is a “Notice of Default” shall have been given to us in accordance with the indenture by the trustee for the securities of such series, or to us and the trustee by the holders of not less than 25% in aggregate principal amount at maturity of the securities of such series then outstanding;

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if we make an assignment for the benefit of creditors, or file a petition in bankruptcy; or we are adjudicated insolvent or bankrupt, or petition or apply to any court having jurisdiction for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; or we commence any proceeding relating to us or any substantial portion of our property under any insolvency, reorganization, arrangement or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, which we refer to as a “proceeding”; or if there is commenced against us any proceeding and an order approving the petition is entered, or such proceeding remains undischarged or unstayed for a period of 90 days; or a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property is appointed and is not discharged within a period of 90 days;

or we by any act indicate consent to or approval of or acquiescence in any proceeding or the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; provided that a resolution or order for our winding-up with a view to our consolidation, amalgamation or merger with another entity or the transfer of our assets as a whole, or substantially as a whole, to such other entity as permitted by the indenture does not make these rights and remedies enforceable if such entity, as a part of such consolidation, amalgamation, merger or transfer, and within 90 days from the passing of the resolution or the date of the order, complies with the conditions described under “Consolidation, Merger and Transfer of Assets;”
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the default by the Company under any of its other indebtedness having an aggregate principal amount of at least $25,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes failure in payment of principal of such indebtedness when due after the expiration of any applicable grace period without such indebtedness having been discharged or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due or payable without such indebtedness having been discharged or such acceleration having been rescinded or annulled; or

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any other event of default provided in the supplemental indenture or board resolution under which such series of securities is issued or in the form of security for such series.

Unless we indicate otherwise in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default described in the fourth bullet point above occurs, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.
The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.
The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:
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conducting any proceeding for any remedy available to the trustee; or

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exercising any trust or power conferred upon the trustee with respect to the securities.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
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the holder has previously given the trustee written notice of a continuing event of default;

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the holders of not less than 25% in aggregate principal amount of the outstanding debt securities have made a written request of, and offered the required security or indemnity to, the trustee to begin such proceeding;

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the trustee has not started such proceeding within 60 days after receiving the notice, request and offer of security or indemnity; and

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no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.
Satisfaction and Discharge; Defeasance
Satisfaction and Discharge of Indenture.   Unless we indicate otherwise in the applicable prospectus supplement, if at any time,
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we have paid the principal of, premium, if any, and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

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we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

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all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited irrevocably with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (i) rights of registration of transfer and exchange, and our right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (iii) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith, and (v) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.
Defeasance and Covenant Defeasance.   Unless we indicate otherwise in the applicable prospectus supplement, we may elect with respect to any debt securities of any series:
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to defease and be discharged from all of our obligations with respect to such debt securities, with certain exceptions described below, which we refer to herein as defeasance; or

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to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities, which we refer to herein as covenant defeasance.

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:
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we must irrevocably deposit with the indenture trustee or other qualifying trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments;

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we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred; and

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we must deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent relating to such defeasance or covenant defeasance, as the case may be, have been complied with.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (i) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (ii) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (iii) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (iv) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith as stated in the indenture.
The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.
Subordination of the Subordinated Debt Securities
Unless we indicate otherwise in the applicable prospectus supplement, the indenture provides that the subordinated debt securities will be unsecured and will rank equally with any of our future unsecured subordinated indebtedness, and will be subordinated in right of payment to all existing and future senior indebtedness of the Company. The subordinated debt securities will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries (including, in the case of Busey Bank, deposits) which means that creditors (including, in the case of Busey Bank, its depositors) and any preferred equity holders of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the subordinated debt securities would have any claims to those assets.
“Senior indebtedness” means the principal of, and premium, if any, and interest on (i) all “indebtedness for money borrowed” of the Company whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except for indebtedness that expressly states that it is subordinate in right of payment to indebtedness for borrowed money of the Company and (ii) any deferrals, renewals or extensions of any such indebtedness for money borrowed. “Senior indebtedness” excludes, among other things, trade creditor indebtedness arising in the ordinary course of business and any indebtedness between or among the Company and its affiliates.
The term “indebtedness for money borrowed” means:
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any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments;

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any off-balance sheet guarantee obligation;

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any obligation under a direct credit substitute, including any letters of credit, bankers’ acceptance, security purchases facility or similar agreement;

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any capitalized lease obligation;

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any deferred obligation for payment of the purchase price of any property or assets;

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all obligations of the type referred to above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and

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all obligations of the type referred to above of other persons secured by any lien on any property or asset of the Company, whether or not such obligation is assumed by the Company.

The subordinated debt securities will also be subordinated in right of payment to all “other company obligations,” which is defined to include obligations of the Company associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which the Company incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of the Company.
Upon the liquidation, dissolution, winding up, or reorganization of the Company or Busey Bank, we must pay to the holders of all senior indebtedness of the Company the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness of the Company (i) there are amounts available for payment on the subordinated debt securities (such amounts being defined in the indenture as “excess proceeds”) and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then the Company shall first use such excess proceeds to pay in full all “other company obligations” before the Company makes any payment on the subordinated debt securities.
Because of the subordination provisions and the obligation to pay excess proceeds described above, in the event of insolvency of the Company or Busey Bank, holders of the subordinated debt securities may recover less ratably than holders of senior indebtedness of the Company, creditors with respect to “other company obligations” and other creditors of the Company.
In some circumstances relating to the Company’s or Busey Bank’s liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness may be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. In addition, we may make no payment on the subordinated debt securities prior to payment in full of all senior indebtedness in the event that (i) any security of any series is declared due and payable prior to its expressed maturity because of an event of default under the Subordinated Indenture or (ii) there is a default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness if either (A) written notice of such default is given to us and to the trustee, provided that judicial proceedings are commenced in respect of such default within 180 days in the case of a default in payment of principal or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve month period or (B) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, in the event of a liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceeding, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness.
In addition, the subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding by the Company, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.
Global Securities
Unless otherwise indicated in an applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in an applicable prospectus supplement.
Notices
We will give notices to holders of the debt securities by mail at the addresses listed in the security register or, with respect to global securities, in accordance with the rules, policies and procedures of the applicable securities depositary.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.
Regarding the Trustee
General.   From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

Resignation or Removal of Trustee.   If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.
The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.
Annual Trustee Report to Holders of Debt Securities.   The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.
Certificates and Opinions to Be Furnished to Trustee.   The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.
DESCRIPTION OF WARRANTS
The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and other offering materials, if any, and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement and other offering materials, if any. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement and any other offering materials relating to any warrants we may issue will specify the terms of the warrants, including:
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the title and aggregate number of the warrants;

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the price or prices at which the warrants will be issued;

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the title, amount and terms of the securities purchasable upon exercise of the warrants;

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the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

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the date, if any, on and after which the warrants and the related securities will be separately transferable;

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the price at which the related securities may be purchased upon exercise of the warrants;

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the exercise period for the warrants;

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the minimum or maximum number of warrants which may be exercised at any one time;

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any applicable anti-dilution, redemption or call provisions;

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any applicable book-entry provisions; and

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any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

At the effective time of the our acquisition of First Community on July 2, 2017, outstanding warrants issued by First Community in connection with its subordinated debentures were converted into warrants to purchase First Busey common stock. These warrants will expire on March 12, 2023. At June 30, 2020, these warrants represented the right to purchase 2,762 shares of our common stock.
DESCRIPTION OF SUBSCRIPTION RIGHTS
This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. The following description is only a summary, does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies.
Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.
The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and applicable U.S. federal income tax considerations.
In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with the applicable prospectus supplement that will describe, among other things:
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the record date for stockholders entitled to receive the subscription rights;

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the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

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the exercise price of the subscription rights;

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whether the subscription rights are transferable;

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the period during which the subscription rights may be exercised and when they will expire;

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the steps required to exercise the subscription rights;

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whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

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whether we intend to sell the shares of common stock or other securities that are not purchased in the subscription rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

After the close of business on the expiration date, all unexercised subscription rights will become void.
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.
The applicable prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:
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the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEPOSITARY SHARES
This section outlines certain provisions of the deposit agreement that will govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is subject to and qualified in its entirety by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.
General
We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Purchasers of fractional interests in shares of the related series of preferred stock will receive depositary receipts as described in the applicable prospectus supplement.
Unless we specify otherwise in the applicable prospectus supplement, purchasers will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.
Dividends
The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.
If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the concerned holders.
The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.
Conversion or Exchange Rights
If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.
Redemption
If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.
Voting Rights
When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.
Taxation
Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

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all outstanding depositary shares relating to the deposit agreement have been redeemed; or

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there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus to one or more underwriters or dealers for resale, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions: (i) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale; (ii) in the over-the-counter market; (iii) in transactions otherwise than on such exchanges or in the over-the-counter market; or (iv) through the writing of options.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and re-offer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We, our agents and underwriters on our behalf may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
We may solicit offers to purchase securities directly from the public from time to time. We also may designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.
We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we use underwriters to sell securities, we may enter into an underwriting agreement with the underwriters at the time of the sale and will name them in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.
The dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short-covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short-covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, these transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be in the open market. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. These transactions, if commenced, may be discontinued by the underwriters at any time.
The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to specify alternative settlement arrangements to prevent a failed settlement.
Underwriters, agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in or incorporated by reference into this prospectus that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim” and similar expressions. These forward-looking statements include statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, our business and growth strategies and any other statements that are not historical facts.
These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors. Factors that could have a material adverse effect on our financial condition, results of operations and future prospects can be found in our periodic and current reports filed with the SEC. These factors include, but are not limited to, the following:
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the strength of the local, state, national and international economy (including the impact of the 2020 presidential election and the impact of tariffs, a U.S. withdrawal from or significant negotiation of trade agreements, trade wars and other changes in trade regulations);

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the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the COVID-19 pandemic in the U.S.), or other adverse external events that could cause economic deterioration or instability in credit markets;

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changes in state and federal laws, regulations and governmental policies concerning the Company’s general business;

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changes in accounting policies and practices, including the current expected credit loss methodology, that changed how the Company estimates credit losses;

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changes in interest rates and prepayment rates of the our assets (including the impact of The London Inter-bank Offered Rate phase-out);

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increased competition in the financial services sector and the inability to attract new customers;

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changes in technology and the ability to develop and maintain secure and reliable electronic systems;

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the loss of key executives or associates;

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changes in consumer spending;

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unexpected results of acquisitions, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated;

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unexpected outcomes of existing or new litigation involving the Company;

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the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and

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other factors and risks described under the “Risk Factors” section of any applicable prospectus supplement issued in connection with the issuance of securities and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and elsewhere in our periodic and current reports filed with the SEC.

Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations are not necessarily indicative of our future results.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made. We are not undertaking an obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under federal securities law. We qualify all of our forward-looking statements by these cautionary statements.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information, as required of a U.S. listed company. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov or on our website at ir.busey.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering covered by this prospectus, as well as any filings made after that date of this registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding, in each case, information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 9, 2020 that are incorporated therein;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended: (i) March 31, 2020, filed with the SEC on May 7, 2020; and (ii) June 30, 2020, filed with the SEC on August 6, 2020;

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our Current Reports on Form 8-K filed with the SEC on January 14, 2020, February 6, 2020, March 27, 2020, March 31, 2020, April 14, 2020, May 4, 2020, May 22, 2020, May 27, 2020, June 1, 2020, July 9, 2020, July 13, 2020, July 28, 2020, September 23, 2020 and September 24, 2020; and

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the description of our common stock, par value $.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on April 30, 1990 (File No. 000-15950), as updated by our Current Report on Form 8-K, filed with the SEC on September 23, 2020, and all other amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide you with a copy of any information that we incorporate by reference into this prospectus or the registration statement that contains this prospectus, at no cost, by writing or calling us. Requests for such materials should be directed to:
First Busey Corporation
Attention: Corporate Secretary
100 W. University Ave.
Champaign, Illinois 61820
Telephone number: (217) 365-4500

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Barack Ferrazzano Kirschbaum & Nagelberg LLP. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The consolidated financial statements of the Company and its subsidiaries as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 and the effectiveness of internal control over financial reporting as of December 31, 2019 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

$100,000,000
5.000% Fixed-to-Floating Rate Subordinated Notes due 2032

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Piper Sandler	US Bancorp
May 25, 2022